                                                                    Exhibit 10.4

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                               AGREEMENT OF LEASE

                                     between


                              NEWPORT L.G.-I, INC.,

                                                    Landlord

                                       and

                          PENCOM SYSTEMS INCORPORATED,

                                                    Tenant

                              Newport Office Tower
                            525 Washington Boulevard
                             Jersey City, New Jersey


                            Squire, Sanders & Dempsey
                               520 Madison Avenue
                            New York, New York 10022



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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

DEFINITIONS ..............................................................   1
ARTICLE 1   -   DEMISE, PREMISES, TERM, RENT .............................   9
ARTICLE 2   -   USE AND OCCUPANCY ........................................   9
ARTICLE 3   -   ALTERATIONS ..............................................  10
ARTICLE 4   -   MAINTENANCE AND REPAIRS-FLOOR LOAD .......................  15
ARTICLE 5   -   WINDOW CLEANING ..........................................  17
ARTICLE 6   -   REQUIREMENTS OF LAW ......................................  17
ARTICLE 7   -   SUBORDINATION ............................................  19
ARTICLE 8   -   RULES AND REGULATIONS ....................................  21
ARTICLE 9   -   INSURANCE, PROPERTY LOSS OR DAMAGE;
                REIMBURSEMENT ............................................  21
ARTICLE 10  -   DESTRUCTION-FIRE OR OTHER CAUSE ..........................  24
ARTICLE 11  -   EMINENT DOMAIN ...........................................  27
ARTICLE 12  -   ASSIGNMENT, SUBLETTING, MORTGAGE, ETC ....................  28
ARTICLE 13  -   ELECTRICITY ..............................................  37
ARTICLE 14  -   ACCESS TO PREMISES .......................................  39
ARTICLE 15  -   CERTIFICATE OF OCCUPANCY .................................  41
ARTICLE 16  -   DEFAULT ..................................................  41
ARTICLE 17  -   REMEDIES AND DAMAGES .....................................  44
ARTICLE 18  -   LANDLORD FEES AND EXPENSES ...............................  46
ARTICLE 19  -   NO REPRESENTATIONS BY LANDLORD ...........................  47
ARTICLE 20  -   END OF TERM ..............................................  48
ARTICLE 21  -   QUIET ENJOYMENT ..........................................  49
ARTICLE 22  -   POSSESSION ...............................................  49
ARTICLE 23  -   NO WAIVER ................................................  49
ARTICLE 24  -   WAIVER OF TRIAL BY JURY ..................................  50
ARTICLE 25  -   INABILITY TO PERFORM .....................................  50
ARTICLE 26  -   BILLS AND NOTICES ........................................  51
ARTICLE 27  -   ESCALATION ...............................................  52
ARTICLE 28  -   SERVICES .................................................  59
ARTICLE 29  -   PARTNERSHIP TENANT .......................................  63
ARTICLE 30  -   INTENTIONALLY OMITTED ....................................  63
ARTICLE 31  -   SECURITY .................................................  63
ARTICLE 32  -   CAPTIONS .................................................  64
ARTICLE 33  -   PARTIES BOUND ............................................  64
ARTICLE 34  -   BROKER ...................................................  65
ARTICLE 35  -   INDEMNITY ................................................  65
ARTICLE 36  -   INTENTIONALLY OMITTED ....................................  66

ARTICLE 37 -    MISCELLANEOUS ............................................  66
ARTICLE 38 -    RENT CONTROL .............................................  68
ARTICLE 39 -    PARKING ..................................................  68

SCHEDULE A      Rules and Regulations
SCHEDULE B      Cleaning Specifications
SCHEDULE C      VAC Specifications
SCHEDULE D      Landlord's Work
EXHIBIT A       Floor Plan
EXHIBIT B       The Site
EXHIBIT C       The Parking Garage

      AGREEMENT OF LEASE, made as of the 13th day of May, 1996, between Landlord and Tenant.

                                   WITNESSETH

      The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant as follows.

                                  DEFINITIONS

      "Affiliate" shall mean a Person which shall (1) Control, (2) be under the Control of, or (3) be under common Control with the Person in question.

      "Alterations" shall mean alterations, installations, improvements, additions or other physical changes, (other than decorations) in or about the Premises.

      "Applicable Rate" shall mean the lesser of (x) two (2) percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law, from time to time.

      "Assignment Proceeds" shall have the meaning set forth in Section 12.8 hereof.

      "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., or any statute of similar nature and purpose.

      "Base Operation Expenses" shall mean the Operating Expenses for the Base Operating Year.

      "Base Operating Year" shall mean the calendar year 1996.

      "Base Rate" shall mean the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its "prime lending rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "prime lending rate").

      "Base Taxes" shall mean One Million Five Hundred Sixty-Four Thousand Five Hundred One and 50/100 Dollars ($1,564,501.50).

      "Broker" shall mean Broadwall Brokerage & Consulting, Inc. and The Georgetown Company.

      "Building" shall mean all the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land, including, without limitation, a pedestrian bridge and/or walkway connecting to the Building if and to the extent required to be maintained by Landlord and any and all alterations, and replacements thereof, additions thereto and substitutions therefor, known as Newport Office Tower, 525 Washington Boulevard, Jersey City, New Jersey.

      "Building Systems" shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building.

      "Business Days" shall mean all days, excluding Saturdays, Sundays and Holidays.

      "Commencement Date" shall mean the date hereof.

      "Control" or "control" shall mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute, according to the provisions of a contract, or otherwise.

      "Cost per Kilowatt Hour" shall mean the total cost for electricity incurred by Landlord to service the Building during a particular time period (including all applicable surcharges, demand charges, energy charges, fuel adjustment charges, time-of-day charges, rate adjustment charges, taxes and other factors used by the public utility in computing its charges to Landlord and other sums payable in respect thereof) divided by the total kilowatt hours consumed at the Building during such period. The Cost per Kilowatt Hour shall be increased or decreased, as the case may be, to take into account any special rate programs which are applicable specifically to Tenant or to other tenants in the Building, as opposed to those rate programs which are applicable to tenants in the Building, generally.

      "Current Year" shall mean the Operating Year in which a demand is made upon Tenant for payment of a Tentative Monthly Escalation Charge.

      "Deficiency" shall have the meaning set forth in Section 17.2 hereof.

      "Electricity Additional Rent" shall have the meaning set forth in Section
13.2 hereof.

      "Escalation Rent" shall mean, individually or collectively, the Tax Payment and the Operating Payment.

      "Event of Default" shall have the meaning set forth in Section 16.1 hereof.

      "Expiration Date" shall mean the Fixed Expiration Date or such earlier or later date on which the Term shall sooner or later end pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

      "Fixed Expiration Date" shall mean the date immediately preceding the date which is one (1) month following the fifth (5th) anniversary of the Rent Commencement Date.

      "Fixed Rent" shall have the meaning set forth in Section 1.1 hereof.

      "Governmental Authority (Authorities)" shall mean the United States of America, the State of New Jersey, the City of Jersey City, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, or any quasi-governmental authority, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

      "Ground Lease" shall have the meaning set forth in Section 7.6 hereof.

      "Holidays" shall mean all days observed by either the State of New Jersey or the Federal Government and by the labor unions servicing the Building as legal holidays.

      "Indemnitees" shall mean Landlord, the partners comprising Landlord and its and their partners, shareholders, officers, directors, employees, agents and contractors.

      "Landlord", on the date as of which this Lease is made, shall mean Newport L.G.-I, Inc., a Delaware corporation having an office c/o The Georgetown Company, 667 Madison Avenue, New York, New York, but thereafter, "Landlord" shall mean only the fee owner of the Real Property or if there shall exist a Superior Lease, the tenant thereunder.

      "Landlord's Work" shall have the meaning set forth in Section 3.5 hereof.

      "Lease Year" shall mean the twelve (12) month period commencing on the Commencement Date and each succeeding twelve (12) month period thereafter.

      "Lessor(s)" shall mean a lessor under a Superior Lease.

      "Lighting Meters" shall mean the meters used to measure electricity for lighting and ordinary office machinery use.

      "LL Entity" shall have the meaning set forth in Section 12.4 hereof.

      "Long Lead Work" shall mean any item which is not a stock item and must be specially manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that there is a substantial risk that

      (i) there will be a delay in its manufacture, fabrication, delivery or installation, or

      (ii) after delivery, such item will need to be reshipped or redelivered or repaired so that the item in question would delay the completion of the standard items even though the items of Long Lead Work in question are (1) ordered together with the other items required, and (2) installed or performed (after the manufacture or fabrication thereof) in the order and sequence that such Long Lead Work and other items are normally installed or performed in accordance with good construction practice.

      "Meters" shall mean hard-wired check meters or other meters which are acceptable to the public utility company furnishing electricity to the Building which are placed within the electrical wires which supply electricity to the Premises.

      "Mortgage(s)" shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

      "Mortgagee(s)" shall mean any trustee, mortgagee or holder of a Mortgage.

      "NTURC" shall mean Newport Tower Urban Renewal Company, a New Jersey limited partnership, having an office c/o The Limited, Inc., Two Limited Parkway, P.O. Box 16000, Columbus, Ohio 43216.

      "Occupancy Date" shall mean the date which is three (3) days after the date Landlord notifies Tenant that Landlord's Work has been Substantially Completed.

      "Operating Expenses" shall have the meaning set forth in Section 27.1 hereof.

      "Operating payment" shall have the meaning set forth in Section 27.4 hereof.

      "Operating Statement" shall have the meaning set forth in Section 27.1 hereof.

      "Operating Year" shall have the meaning set forth in Section 27.1 hereof.

      "Operation of the Property" shall mean the maintenance, repair, security and management of the Real Property and the curbs, sidewalks and areas adjacent thereto.

      "Overtime Periods" shall have the meaning set forth in Section 28.3 hereof.

      "Parking Garage" shall mean the parking garage (which garage may be in part a public parking garage) located as shown on Exhibit C attached hereto and made a part hereof.

      "Parties" shall have the meaning set forth in Section 37.2 hereof.

      "Partner" or "partner" shall mean any partner of Tenant, if Tenant is a partnership, and any shareholder of Tenant if Tenant is a corporation.

      "Partnership Tenant" shall have the meaning set forth in Article 29 hereof.

      "Person(s) or person(s)" shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

      "Premises" shall mean, subject to the provisions of this Lease, the portion of the sixteenth (16th) floor of the Building shown by hatching on the floor plan attached hereto and made a part hereof as Exhibit A.

      "Prevailing Rate" shall have the meaning set forth in Section 12.6 hereof.

      "Real Property" shall mean the Building, together with the plot of land upon which it stands.

      "Recapture Notice" shall have the meaning set forth in Section 12.6 hereof.

      "Rental" shall mean and be deemed to include Fixed Rent, Escalation Rent, Electricity Additional Rent, all additional rent and any other sums payable by Tenant hereunder.

      "Rent Commencement Date" shall mean the date which is six (6) months following the Occupancy Date.

      "Rent Per Square Foot" shall mean the sum of the then Fixed Rent and Escalation Rent divided by the Space Factor.

      "Requirements" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property or any portion thereof, or any street, avenue or sidewalk comprising a part of or in front thereof, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property or any portion thereof. In furtherance and not in limitation of the foregoing, Requirements shall include, without limitation, the Newport City Urban Redevelopment Plan.

      "Rules and Regulations" shall mean the rules and regulations annexed hereto and made a part hereof as Schedule A, and such other and further rules and regulations as Landlord or Landlord's agents may from time to time adopt on such notice to be given as Landlord may elect, subject to Tenant's right to dispute the reasonableness thereof as provided in Article 8 hereof.

      "Site" shall mean the tract of land shown on Exhibit B attached hereto and made a part hereof.

      "Space Factor" shall mean three thousand seven hundred fifty-six (3,756), as the same may be increased or decreased pursuant to the terms hereof.

      "Specialty Alterations" shall mean Alterations consisting of kitchens, executive bathrooms, raised computer floors, computer installations, vaults, libraries, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems, and other Alterations of a similar character.

      "Sublease" shall have the meaning set forth in Section 7.6 hereof.

      "Sublease Expenses" shall mean: (i) in the event of a sale of Tenant's Property, the then unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, (ii) the reasonable out-of-pocket costs and expenses of Tenant in making such sublease, such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (iii) any sums paid to Landlord pursuant to Section 12.2(B) hereof, (iv) the cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing that portion of the Premises for such subtenancy if not used by Tenant subsequent to the expiration of the term of the sublease, and (v) the unamortized or undepreciated cost of any Tenant's Property leased to and used by such subtenant. In determining Sublease Rent, the costs set forth in clauses
(ii), (iii) and (iv) shall be amortized on a straight-line basis over the term of such sublease and the costs set forth in clause (v) shall be amortized on a straight line basis over the greater of the longest useful life of such improvements, alterations or Property (as permitted pursuant to the Internal Revenue Code of 1986, as amended) and the term of such sublease.

      "Sublease Profit" shall mean the product of (x) the Sublease Rent Per Square Foot less the Rent Per Square Foot, and (y) the number of rentable square feet constituting the portion of the Premises sublet by Tenant.

      "Sublease Rent" shall mean any rent or other consideration paid to Tenant directly or indirectly by any subtenant or any other amount received by Tenant from or in connection with any subletting (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's Property or sums paid in connection with the supply of electricity or VAC) less the Sublease Expenses.

      "Sublease Rent Per Square Foot" shall mean the Sublease Rent divided by the rentable square feet of the space demised under the sublease in question.

      "Substantial Completion" or "Substantially Completed" or words of similar import shall mean that Landlord's Work or Landlord's repairs have been substantially completed, it being agreed that Landlord's Work or Landlord's repairs shall be deemed to be substantially completed notwithstanding the fact that (a) minor or insubstantial details of construction and/or mechanical adjustment and/or decorative items remain to be performed, and (b) any Long Lead Work remains to be performed.

      "Superior Lease(s)" shall mean all ground or underlying leases of the Real Property or the Building heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments and modifications thereof.

      "Taxes" shall have the meaning set forth in Section 27.1 hereof.

      "Tax Agreement" shall mean the Financial Agreement Annual Service Charge in Lieu of Taxes, dated April 18, 1988 between Newport Tower Urban Renewal Company and the City of Jersey City, as the same may have been or may hereafter be amended, entered into pursuant to the Urban Renewal Corporation and Association Law of 1961 (N.J.S.A. 40:55C-40, et seq.)

      "Tax Payment" shall have the meaning set forth in Section 27.2 hereof.

      "Tax Statement" shall mean a statement in reasonable detail setting forth a comparison of the Taxes for a Tax Year with the Base Taxes.

      "Tax Year" shall mean the period January 1 through December 31 (or such other period as hereinafter may be duly adopted by the Governmental Authority then imposing taxes as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

      "Tenant" on the date as of which this Lease is made, shall mean Pencom Systems Incorporated, a New York corporation, having an office at 40 Fulton Street, New York, New York 10038, but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that the originally named tenant and any assignee of this Lease shall not be released from liability hereunder in the event of any assignment of this Lease.

      "Tenant's Allocable Share" shall mean a fraction, expressed as a percentage, the numerator of which shall be the Space Factor, expressed as a square footage, and the denominator of which shall be the total rentable square footage of the area serviced by the VAC unit serving the Premises.

      "Tenant's Delay" shall have the meaning set forth in Section 3.5 hereof.

      "Tenant's Property" shall mean Tenant's movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings, decorations and other items of personal property.

      "Tenant's Share" shall mean three thousand eight hundred six ten thousandths percent (.3806%), as the same may be increased or decreased pursuant to the terms hereof.

      "Tenant Statement" shall have the meaning set forth in Section 12.6 hereof.

      "Tenant's Tax Share" shall mean three thousand six hundred one ten thousandths percent (.3601%), as the same may be increased or decreased pursuant to the terms hereof.

      "Tentative Monthly Escalation Charge" shall have the meaning set forth in
Section 27.4 hereof.

      "Term" shall mean a term which shall commence on the Commencement Date and shall expire on the Expiration Date.

      "Unavoidable Delays" shall have the meaning set forth in Article 25 hereof.

      "VAC" shall mean heat, ventilation and air conditioning.

      "VAC Meters" shall mean the meters used to measure electricity consumed by the VAC unit serving the Premises.

      "VAC Systems" shall mean the Building Systems providing VAC.

                                    ARTICLE 1
                          DEMISE, PREMISES, TERM, RENT

      Section 1.1 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises, for the Term, at an annual rent (the "Fixed Rent") of Ninety-Three Thousand Nine Hundred Dollars ($93,900.00) for the period commencing on the Rent Commencement Date and ending one (1) month prior to the Fixed Expiration Date ($7,825.00 per month); which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance, on the first (1st) day of each calendar month during the Term commencing on the Rent Commencement Date, at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever, except that Tenant shall pay the first full monthly installment on the execution hereof.

      Section 1.2 If the Rent Commencement Date shall occur on a date other than the first (1st) day of any calendar month, then the payment of Fixed Rent due on the first (1st) day of the calendar month following the Rent Commencement Date shall be prorated based upon the number of days in the month in which the Rent Commencement Date occurs which include or follow the Rent Commencement Date.

                                    ARTICLE 2
                                USE AND OCCUPANCY

      Section 2.1 Tenant shall use and occupy the Premises as general or executive offices, uses incidental thereto and for no other purpose.

      Section 2.2 (A) Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing, except in connection with, either directly or indirectly, Tenant's own business and/or activities, (2) for a banking, trust company, depository, guarantee or safe deposit business, which, in each case, is open to the general public for off-the-street transactions, (3) as a savings bank, a savings and loan association, or as a loan company, which, in each case, is open to the general public for off-the-street transactions, (4) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, if any of the foregoing, in each case, is open to the general public for off-the-street transactions, (5) as a stockbroker's or dealer's office or for the underwriting or sale of securities, which is open to the general public for off-the-street transactions, (6) by the United States government, Jersey City, the State of New Jersey, any foreign government, the United Nations or any agency or department of any of the foregoing or any other Person having sovereign or diplomatic immunity, (7) as a restaurant or bar or for the sale of confectionery, soda or other beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for consumption by Tenant's officers, employees and business guests, (8) as an employment agency, executive search firm or similar enterprise, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises), or (9) as a barber shop, beauty salon or similar use.

            (B) Tenant may install, at its sole cost and expense and subject to and in compliance with the provisions of Articles 3 and 4 hereof, vending machines for the exclusive use of the officers, employees and business guests of Tenant, each of which vending machines (if it dispenses any beverages or other liquids or refrigerates) shall have a waterproof pan located thereunder, connected to a drain.

      Section 2.3 Tenant's use and occupancy of the Premises shall be subject to and in conformity with (i) the Newport Redevelopment Plan, dated February 1985, as amended on July 12, 1988 and September 22, 1988, and as the same may be amended or replaced from time to time, and (ii) the Contract for the Sale of Land for Private Redevelopment, dated July 2, 1981, between Jersey City Redevelopment Agency and The Glimcher Company, as amended on March 29, 1985, and as the same may be amended or replaced from time to time.

                                    ARTICLE 3
                                   ALTERATIONS

      Section 3.1 (A) Except to the extent provided in Section 3.4 hereof, Tenant shall not make Alterations without Landlord's prior consent. Landlord shall not unreasonably withhold or delay its consent to any proposed nonstructural Alterations, provided that such Alterations (i) are not visible from the outside of the Building, (ii) do not adversely affect any part of the Building other than the Premises or require any alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Building or the Real Property other than the Premises, (iii) do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, (iv) do not adversely affect the proper functioning of any Building System, (v) do not reduce the value or utility of the Building, and
(vi) do not adversely affect or violate the certificate of occupancy for the Building or the Premises. Landlord shall not be deemed to be unreasonable with respect to withholding its consent to any proposed nonstructural Alteration which meets the criteria set forth in this Section 3.1(A) if the Lessor or Mortgagee, as the case may be, shall withhold its consent.

            (B) (1) Prior to making any Alterations, Tenant shall (i) submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications (except with respect to any nonstructural Alteration referred to in Section 3.4 hereof for which Landlord's approval is not required), which, in the case of nonstructural Alterations which meet the criteria set forth in Section 3.1(A) above, shall not be unreasonably withheld or delayed, (ii) at Tenant's expense, obtain all permits, approvals and certificates required by any Governmental Authorities, it being agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made, at Tenant's expense, by a Person approved by Landlord, which approval shall not be unreasonably withheld or delayed, and
(iii) furnish to Landlord duplicate original policies or certificates thereof of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain a certificate of occupancy and any other approvals with respect to such Alteration as shall be required by any Governmental Authority and shall furnish Landlord with copies thereof, together with the "as-built" plans and specifications (or marked shop drawings) for such Alterations, it being agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made, at Tenant's expense, by a Person approved by Landlord, which approval shall not be unreasonably withheld or delayed. All Alterations shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Landlord, all Requirements, the Rules and Regulations, and all rules and regulations relating to Alterations promulgated by Landlord in its reasonable judgment. All materials and equipment to be incorporated in the Premises as a result of any Alterations or a part thereof shall be first quality and no such materials or equipment (other than Tenant's Property) shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. In addition, no Alteration at a cost for labor and materials (as reasonably estimated by Landlord's architect, engineer or contractor) in excess of Twenty-Five Thousand Dollars ($25,000), either individually or in the aggregate with any other Alteration constructed in any twelve (12) month period, shall be undertaken prior to Tenant's providing to Landlord such security as shall be reasonably satisfactory to Landlord or required by any Mortgagee or Lessor. If, as a result of any Alterations performed by Tenant, any alterations, installations, improvements, additions or other physical changes are required to be performed in or made to any portion of the Building or the Real Property other than the Premises in order to comply with any Requirement(s), which alterations, installations, improvements, additions or other physical changes would not otherwise have had to be performed or made pursuant to the applicable Requirement(s) at such time, Landlord, at Tenant's sole cost and expense, may perform or make such alterations, installations, improvements, additions or other physical changes and take such actions as Landlord shall deem reasonably necessary, and the amount of the security required pursuant to the preceding sentence shall include, in addition to the amounts set forth in the preceding sentence, an amount equal to the cost of such alterations, installations, improvements, additions or other physical changes, as reasonably estimated by Landlord's architect, engineer or contractor. All Alterations requiring the consent of Landlord shall be performed only under the supervision of an independent licensed architect approved by Landlord, which approval shall not be unreasonably withheld or delayed.

                  (2) If Landlord shall fail to disapprove Tenant's final plans and specifications for any Alteration within twenty (20) Business Days, or within ten (10) Business Days (with respect to any resubmission of disapproved plans), after Landlord's receipt thereof (provided in each instance the same shall be of a scope and scale reasonably susceptible of review in such periods), Landlord shall be deemed to have approved such plans and specifications. Any disapproval given by Landlord shall be accompanied by a statement of the reasons for such disapproval. Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Any review or approval by Landlord of any plans and/or specifications or any preparation or design of any plans by Landlord's architect or engineer (or any architect or engineer designated by Landlord) with respect to any Alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the compliance thereof with any Requirements, the adequacy, correctness or efficiency thereof or otherwise. The granting by Landlord of its consent to any Alterations shall not be deemed to imply that Landlord's estate or interest in the Real Property and/or the Building may be subjected to any lien by any contractor, subcontractor, mechanic, materialman, vendor or other supplier engaged by Tenant, directly or indirectly, in connection with such Alteration.

            (C) Tenant shall be permitted to perform Alterations during the hours of 8:00 A.M. to 6:00 P.M. on Business Days, provided that such work shall not interfere with or interrupt the operation and maintenance of the Building or unreasonably interfere with or interrupt the use and occupancy of the Building by other tenants in the Building. Otherwise, Alterations shall be performed at such times and in such manner as Landlord may from time to time reasonably designate. All Tenant's Property installed by Tenant and all Alterations in and to the Premises which may be made by Tenant at its own cost and expense prior to and during the Term, shall remain the property of Tenant. Upon the Expiration Date, Tenant shall remove Tenant's Property from the Premises and, at Tenant's option, Tenant also may remove, at

Tenant's cost and expense, all Alterations made by Tenant to the Premises, provided, however, in any case, that Tenant shall repair and restore in a good and workmanlike manner to good condition any damage to the Premises or the Building caused by such removal. Notwithstanding the foregoing, however, Landlord, upon notice given at least thirty (30) days prior to the Fixed Expiration Date or upon such shorter notice as is reasonable under the circumstances upon the earlier expiration of the Term, may require Tenant to remove any Specialty Alterations, and to repair and restore in a good and workmanlike manner to good condition any damage to the Premises or the Building caused by such removal.

            (D) All Alterations shall be performed, at Tenant's sole cost and expense, by contractors, subcontractors or mechanics specified by Tenant from a list prepared by Landlord and the Alteration shall, at Tenant's cost and expense, be designed by an engineer designated by Landlord. The charge by the engineer shall be competitive with charges of engineers for comparable services in the New York/New Jersey metropolitan area.

            (E) Any mechanic's lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within thirty (30) days after Tenant shall have received notice thereof (or such shorter period if required by the terms of any Superior Lease or Mortgage), at Tenant's expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or of any adjacent property owned by Landlord. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately. Tenant shall at all times employ contractors, mechanics and laborers who in each instance are members of the applicable trade union.

      Section 3.2 Tenant shall reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with any Alterations performed by Tenant. Tenant also shall pay any fee charged by any Lessor or Mortgagee in reviewing the plans and specifications for such Alterations or inspecting the progress of completion of the same.

      Section 3.3 Upon the request of Tenant, Landlord, at Tenant's cost and expense, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Requirement shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense, including, without limitation, attorneys' fees and disbursements, or suffer any liability in connection therewith.

      Section 3.4 Anything contained in this Lease to the contrary notwithstanding, Landlord's consent shall not be required with respect to any nonstructural Alteration, provided that (a) consent for such Alteration is not required under the terms of any Superior Lease or Mortgage, (b) such Alteration meets the conditions set forth in clauses (i) through (vi) of Section 3.1(A) hereof, and (c) the estimated cost of the labor and materials for which shall not exceed Twenty Thousand Dollars ($20,000), either individually or in the aggregate with other nonstructural Alterations constructed within any twelve
(12) month period; provided, however, that at least ten (10) days prior to making any such nonstructural Alteration, Tenant shall submit to Landlord for informational purposes only the detailed plans and specifications for such Alteration, as required by Section 3.1(B)(1)(i) hereof, and any such Alteration shall otherwise be performed in compliance with the provisions of this Article 3.

      Section 3.5 (A) Landlord shall perform the work, and make the installations, in the Premises as set forth on Schedule D annexed hereto and made a part hereof ("Landlord's Work").

                  (B) If Landlord shall be delayed in Substantially Completing Landlord's Work by reason of any of the following (individually a "Tenant's Delay" and collectively referred to as "Tenant's Delays"):

                        (1) any request by Tenant that Landlord delay in proceeding with any segment or part of Landlord's Work;

                        (2) any subsequent changes or requests for changes to Landlord's Work;

                        (3) any errors or omissions in the design of Landlord's Work;

                        (4) any acts or omissions of Tenant or its agents, employees or contractors;

                        (5) any necessary displacement of any of Landlord's Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in paragraphs 1 through 4 above, inclusive; and

                        (6) any other item designated as a Tenant's Delay pursuant to this Section 3.5;

then the Occupancy Date shall be deemed to be the date upon which the Occupancy Date would have occurred but for such Tenant's Delay. If Landlord becomes aware of any Tenant's Delay or any condition which may give rise to a Tenant's Delay, Landlord shall promptly notify Tenant of such Tenant's Delay or condition and the anticipated length of time of such Tenant's Delay, provided, however, Landlord shall suffer no liability for failure to notify Tenant as aforesaid if the anticipated length of such Tenant's Delay as set forth in Landlord's aforesaid notice shall be different than any actual Tenant's Delay, or in good faith it was not possible to reasonably foresee that a Tenant's Delay would arise.

            (C) Tenant may request changes in Landlord's Work consisting of additions, deletions or other changes. If Tenant desires to make a change, the same shall be communicated to Landlord by a change order signed by Tenant. Upon Landlord's receipt of such change order, and provided Landlord otherwise approves such changes (which approval shall be based upon the criteria for approval of Alterations as set forth in this Article 3), Landlord shall promptly prepare and furnish to Tenant a statement, setting forth Landlord's good faith estimate of the cost, if any, to Tenant resulting from the proposed change, as well as Landlord's good faith estimate of any changes in the progress of Landlord's Work which would result by reason of such change. If within five (5) days of Tenant's receipt of said statement Tenant countersigns and redelivers a copy of said statement to Landlord, such statement shall constitute a mutually binding change order and such change order shall be included in Landlord's Work. The failure of Tenant to so notify Landlord within said five (5) day period shall be deemed a withdrawal by Tenant of the request for the change in question. Any increase in the cost of Landlord's Work resulting from a change order requested by Tenant shall be paid by Tenant. In addition, any delay resulting from a change order requested by Tenant shall be deemed to constitute a Tenant's Delay.

            (D) If a delay or any portion of a delay in the Substantial Completion of Landlord's Work is the result of a delay by reason of strikes or labor troubles, or by any cause whatsoever beyond Landlord's control, including, but not limited to, laws, governmental preemption in connection with any national emergency or by reason of any Requirements or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, and such delay would not have occurred but for a Tenant's Delay, such delay shall be deemed to be a Tenant's Delay for the purposes hereof.

                                   ARTICLE 4
                       MAINTENANCE AND REPAIRS-FLOOR LOAD

      Section 4.1 Landlord shall operate, maintain and make all necessary repairs (both structural and nonstructural) to the part of Building Systems which provide service to the Premises but not to the distribution portions of such Building Systems located within the Premises) and the public portions of the Building, both exterior and interior, in conformance with standards applicable to first class office buildings in Jersey City, New Jersey. Tenant, at

Tenant's sole cost and expense, shall take good care of the Premises and the fixtures, furniture and equipment located therein and the distribution systems and shall make all nonstructural repairs thereto, as and when needed to preserve them in good working order and condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Article 10 hereof. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building and Building Systems, or to fixtures, furniture and equipment whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of, or Alterations made by, Tenant, Tenant's agents, employees, invitees or licensees, shall be repaired at Tenant's sole cost and expense, by Tenant to the reasonable satisfaction of Landlord (if the required repairs are nonstructural in nature and do not affect any Building System), or by Landlord (if the required repairs are structural in nature or affect any Building System). All of the aforesaid repairs shall be of first quality and of a class consistent with first class office building work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after ten (10) days' notice to proceed with due diligence to take such steps as are necessary to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be forthwith paid to Landlord as additional rent after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in the Building or in any Building System, located in, servicing or passing through the Premises.

      Section 4.2 Tenant shall not place a load upon any floor of the Premises exceeding fifty (50) pounds per square foot "live load", unless Tenant, in compliance with all applicable Requirements and the provisions of Article 3 hereof, reinforces the floor in a manner reasonably satisfactory to Landlord. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld, and shall make payment to Landlord of Landlord's costs in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant shall employ only persons holding a Master Rigger's license to do said work. All work in connection therewith shall comply with all Requirements and the Rules and Regulations, and shall be done during such hours as Landlord may reasonably designate. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof.

      Section 4.3 Landlord shall use its reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Landlord, at its expense, but subject to recoupment pursuant to Article 27 hereof, shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repair required to be made by it hereunder to remedy any condition that either (i) results in a denial of access to the Premises, (ii) threatens the health or safety of any occupant of the Premises, or (iii) except in the case of a fire or other casualty, materially interferes with Tenant's ability to conduct its business in the Premises. In all other cases, at Tenant's request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements, and Tenant shall pay to Landlord, as additional rent, within ten (10) Business Days after demand, an amount equal to the difference between the overtime or other premium pay rates and the regular pay rates for such labor and any other overtime costs or expenses so incurred.

                                    ARTICLE 5
                                 WINDOW CLEANING

      Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of any applicable Requirements.

                                    ARTICLE 6
                               REQUIREMENTS OF LAW

      Section 6.1 (A) Tenant at its sole cost and expense, shall comply with all Requirements applicable to the use and occupancy of the Premises, including, without limitation, those applicable to the making of any Alterations therein or the result of the making thereof and those applicable by reason of the nature or type of business operated by Tenant in the Premises, except that (other than with respect to the making of Alterations or the result of the making thereof) Tenant shall not be under any obligation to make any Alteration in order to comply with any Requirement applicable to the mere general "office" use (as opposed to the manner of use) of the Premises, unless otherwise expressly required herein. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with a standard "all-risk" insurance policy; and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the Jersey City Fire Department, the Jersey City Building Inspector or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner (as opposed to mere use as general "offices") which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect on the Commencement Date. If by reason of Tenant's failure to comply with the provisions of this Article, the fire insurance rate shall be higher than it otherwise would be, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon demand by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by any fire rating bureau or organization having jurisdiction, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building.

            (B) Landlord, at its sole cost and expense (but subject to recoupment as provided in Article 27 hereof), shall comply with all Requirements applicable to the Premises and the Building other than those Requirements which Tenant or other tenants or occupants of the Building shall be required to comply with, subject to Landlord's right to contest the applicability or legality thereof.

      Section 6.2 Tenant, at its sole cost and expense and after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises, provided that (a) Landlord (or any Indemnitee) shall not be subject to imprisonment or to prosecution for a crime, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended by reason of noncompliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any Indemnitee may be subject to any civil fines or penalties or other criminal penalties or if Landlord may be liable to any independent third party as a result of such noncompliance, Tenant shall furnish to Landlord either (i) a bond of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount equal to one hundred twenty percent (120%) of the sum of (A) the cost of such compliance, (B) the criminal or civil penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord), and (C) the amount of such liability to independent third parties (as reasonably estimated by Landlord) (except that Tenant shall not be required to furnish such bond to Landlord if it has otherwise furnished any similar bond required by law to the appropriate Governmental Authority and has named Landlord as a beneficiary thereunder) or
(ii) other security reasonably satisfactory in all respects to Landlord, and shall indemnify Landlord (and any Indemnitee) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance; (c) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease, or if such Superior Lease or Mortgage shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and
(d) Tenant shall keep Landlord regularly advised as to the status of such proceedings.

                                   ARTICLE 7
                                  SUBORDINATION

      Section 7.1 This Lease shall be subject and subordinate to each and every Superior Lease and to each and every Mortgage. This clause shall be self-operative and no further instrument of subordination shall be required from Tenant to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder; however, Tenant shall execute and deliver promptly any instrument, in recordable form, that Landlord or any Mortgagee or Lessor may request to evidence or confirm such subordination. If the date of expiration of any Superior Lease shall be the same day as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Superior Lease. Tenant shall not do anything that would constitute a default under any Superior Lease or Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, or if in connection with the entering into of a Superior Lease, any lending institution or Lessor shall request reasonable modifications of this Lease that do not increase Tenant's monetary obligations under this Lease, or materially adversely affect or diminish the rights, or materially increase the other obligations of Tenant, under this Lease, Tenant shall make such modifications.

      Section 7.2 If at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or of the Lessor, or of any Mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, subject to the provisions of Section 7.1 hereof, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises. The provisions of this Section 7.2 shall enure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, from time to time, instruments, in recordable form, in confirmation of the foregoing provisions of this Section 7.2, satisfactory to any such owner, Lessor or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

      Section 7.3 From time to time, within fourteen (14) days next following request by Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord, such Mortgagee or such Lessor a written statement executed by Tenant, in form satisfactory to Landlord, such

Mortgagee or such Lessor, (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, additional rent and other items of Rental have been paid, (3) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, and (4) as to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 7.3 may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or by an assignee of any Mortgagee, or by any Lessor.

      Section 7.4 From time to time, within fourteen (14) days next following request by Tenant but not more frequently than twice in any twelve (12) month period, Landlord shall deliver to Tenant a written statement executed by Landlord (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent, all additional rent and any other items of Rental have been paid, (iii) stating whether or not, to the best knowledge of Landlord, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, and (iv) as to any other matters reasonably requested by Tenant and related to this Lease.

      Section 7.5 As long as any Superior Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to all Lessors and Mortgagees at such addresses as shall have been furnished to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be, shall have notified Tenant within ten (10) Business Days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission.

      Section 7.6 Landlord hereby represents to Tenant that (a) Landlord is both
(i) the fee owner of the Land, which Landlord's predecessor-in-interest leased to NTURC, pursuant to a lease agreement (the "Ground Lease"), dated as of May 17, 1989, between Landlord's predecessor-in-interest and NTURC and (ii) the tenant under a sublease agreement (the "Sublease"), dated as of May 17, 1989, between NTURC, as sublandlord, and Landlord's predecessor-in-interest, as subtenant, and (b) the Ground Lease and the Sublease are the only Superior Leases affecting the Real Property or the Building on the date hereof. Landlord further represents that neither the Ground Lease, the Sublease nor any other underlying document or agreement shall impair Tenant's rights granted under this Lease. Landlord and Tenant acknowledge and agree that during the term of the Sublease this Lease shall be a lease from Landlord as subtenant under the Sublease and that upon the expiration or earlier termination of the term of the Ground Lease, this Lease shall be a lease from Landlord as the fee owner of the Real Property.

                                    ARTICLE 8
                             RULES AND REGULATIONS

      Tenant and Tenant's contractors, employees, agents, visitors, invitees and licensees shall comply with the Rules and Regulations. Tenant shall have the right to dispute the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord. If Tenant disputes the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord, the dispute shall be determined by arbitration in Jersey City in accordance with the rules and regulations then obtaining of the American Arbitration Association or its successor. Any such determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice upon Landlord within thirty (30) days after receipt by Tenant of notice of the adoption of any such additional Rule or Regulation. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, except that Landlord shall not enforce any Rule or Regulation against Tenant which Landlord shall not then be enforcing against all other office tenants in the Building (other than Landlord or its Affiliates).

                                    ARTICLE 9
                INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

      Section 9.1 (A) Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury (or death) to persons or damage to property, or interruption of Tenant's business, resulting from fire or other casualty; nor shall Landlord or its agents be liable for any such injury (or death) to persons or damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any injury (or death) to persons or damage to property or improvements, or interruption of Tenant's business, resulting from any latent defect in the Premises or in the Building (provided that the foregoing shall not relieve Landlord from its obligations, if any, to repair such latent defect pursuant to the provisions of Article 4 hereof or affect Tenant's right, if any, regarding an abatement of the Fixed Rent and Escalation Rent as set forth in Section 14.2 hereof). Anything in this Article 9 to the contrary notwithstanding, except as otherwise expressly provided in this Lease, Landlord shall not be relieved from responsibility directly to Tenant for any loss or damage caused directly to Tenant wholly or in part by the negligent acts or omissions of Landlord. Nothing in the foregoing sentence shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 35 hereof in order to recoup for payments made to compensate for losses of third parties.

            (B) If at any time any windows of the Premises are temporarily closed, darkened or bricked-up due to any Requirement or by reason of repairs, maintenance, alterations, or improvements to the Building, or any of such windows are permanently closed, darkened or bricked-up due to any Requirement, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of Fixed Rent or any other item of Rental, nor shall the same release Tenant from its obligations hereunder, nor constitute an actual or constructive eviction, in whole or in part, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise, nor impose any liability upon Landlord or its agents. If at any time the windows of the Premises are temporarily closed, darkened or bricked-up, as aforesaid, Landlord shall perform such repairs, maintenance, alterations or improvements and comply with the applicable Requirements with reasonable diligence and otherwise take such action as may be reasonably necessary to minimize the period during which such windows are temporarily closed, darkened, or bricked-up.

            (C) Tenant shall immediately notify Landlord of any fire or accident in the Premises.

      Section 9.2 Tenant shall obtain and keep in full force and effect (i) an "all risk" insurance policy for Tenant's Specialty Alterations and Tenant's Property at the Premises in an amount equal to one hundred percent (100%) of the replacement value thereof, and (ii) a policy of commercial general liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement. Such policies shall provide that Tenant is named as the insured. Landlord, Landlord's managing agent, Landlord's agent and any Lessors and any Mortgagees (whose names shall have been furnished to Tenant) shall be added as additional insureds, as their respective interests may appear with respect to the insurance required to be carried pursuant to clause (i) above, and only to the extent of the named insured's negligence with respect to the insurance required to be carried pursuant to clause (ii) above. Such policy described in clause (ii) above shall include coverage for all cost, expense and liability arising out of, or based upon, any and all claims, accidents, injuries and damages mentioned in Article 35. In addition, the policy required to be carried pursuant to clause (ii) above shall contain a provision that (a) no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained and (b) the policy shall be non-cancelable with respect to Landlord, Landlord's managing agent, Landlord's agent and such Lessors and Mortgagees (whose names and addresses shall have been furnished to Tenant) unless thirty (30) days' prior written notice shall have been given to Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds. In addition, upon receipt by Tenant of any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under such policy of insurance, Tenant shall immediately deliver to Landlord and any other additional insured hereunder a copy of such notice. The minimum amounts of liability under the policy of insurance required to be carried pursuant to clause (ii) above shall be a combined single limit with respect to each occurrence in an amount of $5,000,000 for injury (or death) to persons and damage to property, which amount shall be increased from time to time to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by prudent landlords of first class office buildings in the New York/New Jersey metropolitan area. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New Jersey and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "X".

      Section 9.3 Landlord shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to the Building, including Tenant's Alterations (exclusive of Specialty Alterations), as may be insurable under then available standard forms of "all-risk" insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof or in such lesser amount as will avoid co-insurance (including an "agreed amount" endorsement). Notwithstanding the foregoing, Landlord shall not be liable to Tenant for any failure to insure, replace or restore any Alterations unless Tenant shall have notified Landlord of the completion of such Alterations and of the cost thereof, and shall have maintained adequate records with respect to such Alterations to facilitate the adjustment of any insurance claims with respect thereto. Tenant shall cooperate with Landlord and Landlord's insurance companies in the adjustment of any claims for any damage to the Building or such Alterations.

      Section 9.4 On or prior to the Commencement Date, each of Landlord and Tenant shall deliver to the other appropriate certificates of insurance, including evidence of waivers of subrogation required pursuant to Section 9.6 hereof, required to be carried by such party pursuant to this Article 9. Evidence of each renewal or replacement of a policy shall be delivered by each of Landlord and Tenant to the other at least twenty (20) days prior to the expiration of such policy.

      Section 9.5 Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, Tenant's Property or Specialty Alterations, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business; it being expressly understood and agreed that the foregoing shall not affect Tenant's right, if any, regarding an abatement of the Fixed Rent and Escalation Rent pursuant to Section 14.2 hereof.

      Section 9.6 The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Premises, the Building and personal property, futures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and be coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured but not a loss payee) under the policy. If the payment of an additional premium is required for naming the other party as an additional insured (but not a loss payee), each party shall advise the other of the amount of any such additional premium and the other party at its own election may, (but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium or if it shall not be possible to have the other party named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) such party shall so notify the first party and the first party shall not have the obligation to name the other party as an additional insured.

                                   ARTICLE 10
                         DESTRUCTION-FIRE OR OTHER CAUSE

      Section 10.1 (A) If the Premises (including Alterations other than Specialty Alterations) shall be damaged by fire or other casualty, and if Tenant shall give prompt notice thereof to Landlord, the damage shall be diligently repaired by and at the expense of Landlord to substantially the condition prior to the damage, with such modifications as shall be required in order to comply with Requirements, and until such repairs which are required to be performed by Landlord (excluding Long Lead Work) shall be Substantially Completed (of which Substantial Completion Landlord shall promptly notify Tenant) the Fixed Rent and Space Factor shall be reduced in the proportion which the ratio between the area of the part of the Premises which is not usable by Tenant, as determined by Landlord in its reasonable discretion, bears to the total area of the Premises immediately prior to such casualty and Tenant's Share shall be redetermined based upon the proportion in which the ratio between the rentable area of the Premises remaining after such casualty bears to the rentable area of the Building, exclusive of the retail portions of the Building, remaining after such casualty. Upon the Substantial Comple-tion of such repairs (excluding Long Lead Work), Landlord shall diligently prosecute to completion any items of Long Lead Work remaining to be completed. Landlord shall have no obligation to repair any damage to, or to replace, any Specialty Alterations or Tenant's Property. In addition, Landlord shall not be obligated to repair any damage to, or to replace, any Alterations unless Tenant shall have notified Landlord of the completion of such Alterations and the cost thereof, and shall have maintained adequate records with respect to such Alterations. Landlord shall use its reasonable efforts to minimize interference with Tenant's use and occupancy in making any repairs pursuant to this Section.

            (B) Prior to the Substantial Completion of Landlord's repair obligations set forth in Section 10.1(A) hereof, Landlord shall provide Tenant and Tenant's contractor, subcontractors and materialmen access to the Premises to perform Specialty Alterations (or Alterations, if Landlord is not obligated to repair same pursuant to the provisions hereof), on the following terms and conditions (but not to occupy the same for the conduct of business):

                        (1) Tenant shall not commence work in any portion of the Premises until the date specified in a notice from Landlord to Tenant stating that the repairs required to be made by Landlord have been or will be completed to the extent reasonably necessary, in Landlord's discretion, to permit the commencement of the Specialty Alterations (or Alterations, if Landlord is not obligated to repair same pursuant to the provisions hereof) then prudent to be performed in accordance with good construction practice in the portion of the Premises in question without interference with, and consistent with the performance of, the repairs remaining to be performed.

                        (2) Such access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease, including, without limitation, Tenant's obligation to pay to Landlord the Electricity Additional Rent as more particularly set forth in Article 13 hereof, except that there shall be no obligation on the part of Tenant solely because of such access to pay any Fixed Rent or Escalation Rent with respect to the affected portion of the Premises for any period prior to Substantial Completion of the repairs.

                        (3) It is expressly understood that if Landlord shall be prevented from Substantially Completing the repairs due to any acts of Tenant, its agents, servants, employees or contractors, including, without limitation, by reason of the performance of any Specialty Alteration (or Alteration, if Landlord is not obligated to repair same pursuant to the provisions hereof), by reason of Tenant's failure or refusal to comply or to cause its architects, engineers, designers and contractors to comply with any of Tenant's obligations described or referred to in this Lease, or if such repairs are not Substantially Completed because under good construction scheduling practice such repairs should be performed after completion of any Specialty Alteration (or Alteration, if Landlord is not obligated to repair same pursuant to the provisions hereof), then such repairs shall be deemed Substantially Complete on the date when the repairs would have been Substantially Complete but for such delay and the expiration of the abatement of Tenant's obligations hereunder shall not be postponed by reason of such delay. Any additional costs to Landlord to complete any repairs occasioned by such delay shall be paid by Tenant to Landlord within ten (10) days after demand, as additional rent.

      Section 10.2 Anything contained in Section 10.1 hereof to the contrary notwithstanding, if the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then Landlord, at Landlord's option, may, not later than ninety (90) days following the damage, give Tenant a notice in writing terminating this Lease, provided that if the Premises are not substantially damaged or rendered substantially untenantable, Landlord may not terminate this Lease unless it shall elect to terminate at least fifty percent (50%) of the leases (including this Lease), affecting the Building. If Landlord elects to terminate this Lease, the Term shall expire upon a date set by Landlord, hut not sooner than the tenth (10th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. Upon the termination of this Lease under the conditions provided for in this Section 10.2, the Fixed Rent and Escalation Rent shall be apportioned and any prepaid portion of Fixed Rent and Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

      Section 10.3 (A) Within forty-five (45) days after notice to Landlord of any damage described in Section 10.1 hereof, Landlord shall deliver to Tenant a statement prepared by a reputable contractor setting forth such contractor's estimate as to the time required to repair such damage, exclusive of time required to repair any Specialty Alterations (which are Tenant's obligation to repair) or to perform Long Lead Work. If the estimated time period exceeds twelve (12) months from the date of such statement, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following receipt of such statement. If Tenant makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. If Tenant shall not have elected to terminate this Lease pursuant to this Article 10 (or is not entitled to terminate this Lease pursuant to this Article 10), the damages shall be diligently repaired by and at the expense of Landlord as set forth in Section
10.1 hereof unless Landlord shall elect to terminate this Lease pursuant to
Section 10.2 hereof. If Landlord cannot restore the Premises within twelve (12) months from the date of such statement (as such period may be extended by any Unavoidable Delays or Tenant delays), then Tenant may elect to terminate this Lease by notice to Landlord not later than ten (10) Business Days following such twelve (12) month period (as so extended). If Tenant makes such election, the term shall expire upon the thirtieth (30th) day after notice of such election given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof.

            (B) Notwithstanding the foregoing, if the Premises shall be substantially damaged during the last year of the Term, Landlord or Tenant may elect by notice, given within thirty (30) days after the occurrence of such damage, to terminate this Lease and if either party makes such election, the Term shall expire upon the thirtieth
(30th) day after notice of such election is given by such party and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof.

            (C) Except as expressly set forth in this Section 10.3, Tenant shall have no other options to cancel this Lease under this Article 10.

      Section 10.4 This Article 10 constitutes an express agreement and stipulation governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and the provisions of N.J.S.A. 46:84 and 7 which provide for such contingency in the absence of an express agreement or stipulation, and any other law of like nature and purpose now or hereafter in force shall have no application in any such case.

                                   ARTICLE 11
                                 EMINENT DOMAIN

      Section 11.1 If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property and not the entire Premises shall be so acquired or condemned then, (1) except as hereinafter provided in this Section 11.1, this Lease and the Term shall continue in force and effect, but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and the Space Factor shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation and Tenant's Share shall be redetermined based upon the proportion in which the ratio between the rentable area of the Premises remaining after such acquisition or condemnation bears to the rentable area of the Building, exclusive of the retail portions remaining after such acquisition or condemnation; (2) whether or not the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease if Landlord shall elect to terminate at least fifty percent (50%) of the leases (including this Lease) affecting the Building; and
(3) if the part of the Real Property so acquired or condemned shall contain more than fifteen percent (15%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease. If any such thirty (30) days' notice of termination is given by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date. If a part of the

Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this Section 11.1, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit exclusive of Tenant's Property and Specialty Alterations. Upon the termination of this Lease and the Term pursuant to the provisions of this Section 11.1, the Fixed Rent and Escalation Rent shall be apportioned and any prepaid portion of Fixed Rent and Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

      Section 11.2 In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section
11.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property included in such taking, and for any moving expenses, provided same does not reduce Landlord's award.

      Section 11.3 If the whole or any part of the Premises shall be acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way; provided, however, that during the term of such temporary acquisition or condemnation, the Fixed Rent and Escalation Rent payable with respect to the Premises or portion thereof, as the case may be, shall be abated or reduced, as the case may be, and Landlord shall be entitled to receive for itself all awards and payments for (i) the use and occupancy of the Premises, or portion thereof, as the case may be, and (ii) the costs and expenses of restoration of the Premises.

                                   ARTICLE 12
                     ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

      Section 12.1 (A) Except to the extent provided in Section 12.4 hereof, Tenant, without the prior consent of Landlord in each instance, may not (a) assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant or otherwise), mortgage or encumber its interest in this Lease, in whole or in part, (b) sublet, or permit the subletting of, the Premises or any part thereof, or (c) permit the Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise, by any Person other than Tenant.

            (B) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code or any state insolvency related statute, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code or such state insolvency related statute. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

      Section 12.2 (A) If Tenant's interest in this Lease is assigned in violation of the provisions of this Article 12, such assignment shall be void and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and other items of Rental reserved in this Lease. If the Premises or any part thereof are sublet to, or occupied by, or used by, any Person other than Tenant, whether or not in violation of this
Article 12, Landlord, after default by Tenant under this Lease, including, without limitation, a subletting or occupancy in violation of this Article 12, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and other items of Rental reserved in this Lease. No such assignment, subletting, occupancy or use, whether with or without Landlord's prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant hereunder. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use.

            (B) Tenant shall reimburse Landlord on demand for any out-of-pocket costs that may be incurred by Landlord in connection with any proposed assignment of Tenant's interest in this Lease (including, without limitation, a change or conversion pursuant to Section 12.4(D) hereof) or any proposed subletting of the Premises or any part thereof, including, without limitation, attorneys' fees and disbursements and the costs of making investigations as to the acceptability of the proposed subtenant or the proposed assignee.

            (C) Neither an assignment of Tenant's interest in this Lease nor a subletting, occupancy or use of the Premises or any part thereof by any Person other than Tenant, nor any collection of Rental by Landlord from any Person other than Tenant as provided in this Section 12.2, nor any application of any such Rental as provided in this Section 12:2 shall, in any circumstances, relieve Tenant of its obligations under this Lease on Tenant's part to be observed and performed.

            (D) Any Person to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code or any state insolvency related statute shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption. No assignment of this Lease shall relieve Tenant of its obligations hereunder and, subsequent to any assignment, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance.

      Section 12.3 (A) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code or any state insolvency related statute to any Person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty
(20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such Person,
(b) all of the terms and conditions of such offer, and (c) adequate assurance of future performance by such Person under the Lease as set forth in Paragraph (B) below, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such Person in connection with the assignment of this Lease.

            (B) The term "adequate assurance of future performance" as used in this Lease shall mean that any proposed assignee shall, among other things, (a) deposit with Landlord on the assumption of this Lease the sum of the then Fixed Rent as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, which sum shall be held by Landlord,
(b) furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth of at least six (6) times the then Fixed Rent for each of such three
(3) years, (c) grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such assignee's future performance under this Lease, and (d) provide such other information or take such action as Landlord, in its reasonable judgment shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under the Lease.

      Section 12.4 (A) Tenant shall have the right, subject to the terms and conditions hereinafter set forth, without the consent of Landlord, to assign its interest in this Lease to (i) any corporation which is a successor to Tenant either by merger or consolidation, (ii) a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities) or (iii) an Affiliate of Tenant and Tenant shall have the right, subject to the terms and conditions hereinafter set forth, without the consent of Landlord, to sublease all or any portion of the Premises to an Affiliate of Tenant. Any assignment or subletting described above may only be made upon the condition that (a) any such assignee or subtenant shall continue to use the Premises for the conduct of the same business as Tenant was conducting prior to such assignment or sublease, (b) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease or to circumvent the provisions of Section 12.1 of this Article, and (c) in the case of an assignment, any such assignee shall have a net worth, annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, equal to Tenant's net worth, annual income and cash flow, as so determined, on the date immediately preceding the date of such assignment. Tenant shall, within ten (10) Business Days after execution thereof, deliver to Landlord either (x) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, together with an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, or (y) a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the subtenant.

            (B) If Tenant is a partnership, the admission of new Partners, the withdrawal, retirement, death, incompetency or bankruptcy of any Partner, or the reallocation of partnership interests among the Partners shall not constitute an assignment of this Lease, provided the principal purpose of any of the foregoing is not to circumvent the restrictions on assignment set forth in the provisions of this Article 12. The reorganization of Tenant from a professional corporation into a partnership or the reorganization of a Tenant from a partnership into a professional corporation, shall not constitute an assignment of this Lease, provided that immediately following such reorganization the Partners of Tenant shall be the same as the shareholders of Tenant existing immediately prior to such reorganization, or the shareholders of Tenant shall be the same as the Partners of Tenant existing immediately prior to such reorganization, as the case may be. If Tenant shall become a professional corporation, each individual shareholder in Tenant and each professional employee of a professional corporation which is a shareholder in Tenant shall have the same personal liability as such individual or professional employee would have under this Lease if Tenant were a partnership and such individual or professional employee were a Partner in Tenant. If any individual Partner in Tenant is or becomes a professional employee of a professional corporation, such individual shall have the same personal liability under this Lease as such individual would have if he and not the professional corporation were a Partner of Tenant.

            (C) Except as set forth above, either a transfer (including the issuance of treasury stock or the creation and issuance of new stock or a new class of stock) of a controlling interest in the shares of Tenant (if Tenant is a corporation or trust) or a transfer of a majority of the total interest in Tenant (if Tenant is a partnership or other entity) or a transfer of a controlling interest in an entity that owns, directly or indirectly, a majority interest in Tenant, at any one tune or over a period of time through a series of transfers, shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article 12, including, without limitation, the requirement that Tenant obtain Landlord's prior consent thereto. The transfer of shares of Tenant (if Tenant is a corporation or trust) or of any parent corporation of Tenant for purposes of this Section 12.4 shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.

            (D) Notwithstanding any other provision of this Article 12, if Tenant is a Partnership Tenant, the change or conversion of Tenant to (i) a limited liability company, (ii) a limited liability partnership, or (iii) any other entity which possesses the characteristics of limited liability (each, an "LL Entity"), shall be prohibited without the prior consent of Landlord, which consent shall not be unreasonably withheld provided that:

                  (1) the LL Entity succeeds to all of Tenant's business and assets;

                  (2) the LL Entity has a net worth, annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, equal to Tenant's net worth, annual income and cash flow, as so determined, on the date immediately preceding the date of such change or conversion;

                  (3) no monetary default or other Event of Default shall have occurred and be continuing; and

                  (4) Tenant shall cause each general partner of Tenant to execute and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, wherein each such general partner agrees to remain personally liable for all of the terms, covenants and conditions of the Lease that are to be observed and performed by the LL Entity.

      Section 12.5 If, at any time after the originally named Tenant herein may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in paragraph (D) of Section
16.1 hereof, or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to said Article 16 based upon any of the Events of Default set forth in such paragraph, any prior Tenant, including, without limitation, the originally named Tenant, upon request of Landlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (1) pay to Landlord all Fixed Rent, Escalation Rent and other items of Rental due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (2) as "tenant", enter into a new lease with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and upon the then executory


                                     -32- .

terms, covenants and conditions as are contained in this Lease, except that (a) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and (c) such new lease shall require Tenant to pay all Escalation Rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of Article 27 hereof after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If any such prior Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Landlord's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against such Tenant as if such Tenant had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of such Tenant's default thereunder.

      Section 12.6 (A) Notwithstanding the provisions of Section 12.1 hereof, Landlord shall not unreasonably withhold its consent to any subletting of the Premises or any assignment of this Lease, provided that:

                  (1) the Premises shall not, without Landlord's prior consent, be listed or otherwise have been listed or otherwise publicly advertised for subletting at a rental rate less than the prevailing rental rate set by Landlord for comparable space in the Building or if there is no comparable space the prevailing rental rate reasonably determined by Landlord (the "Prevailing Rate") nor shall Tenant advise any broker, agent, finder or prospective subtenant that Tenant intends to sublet the Premises at a rate less than the Prevailing Rate;

                  (2) no monetary default or other Event of Default shall have occurred and be continuing;

                  (3) upon the date Tenant delivers the Tenant Statement to Landlord and upon the date immediately preceding the commencement date of any sublease or the effective date of any assignment approved by Landlord, the proposed subtenant or assignee, as the case may be, shall have a financial standing (taking into consideration the obligations of the proposed subtenant or assignee under the sublease or this Lease, as the case may be) reasonably satisfactory to Landlord, be of a character and be engaged in a business in keeping with the standards in such respects of the other tenancies in the Building and propose to use the Premises in accordance with the provisions of
Article 2 of this Lease;

                  (4) if Landlord then has comparable space available in the Building, the proposed subtenant or assignee shall not be a tenant of any space in the Building, nor shall the proposed subtenant or assignee be a Person with whom Landlord is negotiating or discussing to lease space in the Building at the time of receipt of a Tenant Statement;

                  (5) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall not (a) violate any provision or restrictions herein relating to the use or occupancy of the Premises; (b) require any alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Building or the Real Property other than the Premises; or (c) violate any provision or restrictions in any other lease for space in the Building or in any Superior Lease or Mortgage;

                  (6) the subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease and the further condition and restriction that the sublease shall not be modified without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, or assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance;

                  (7) the subletting shall end no later than one (1) day before the Expiration Date;

                  (8) the assignee shall agree to assume all of the obligations of Tenant under this Lease from and after the date of the assignment;

                  (9) such sublease shall expressly provide that in the event of termination, re-entry or dispossess of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant, at Landlord's option, shall attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be:

                        (i) liable for any act or omission of Tenant under such sublease, or

                        (ii) subject to any defense or offsets which such subtenant may have against Tenant, or

                        (iii) bound by any previous payment which such subtenant may have made to Tenant of more than thirty (30) days in advance of the date upon which such payment was due, unless previously approved by Landlord, or

                        (iv) bound by any obligation to make any payment to or on behalf of such subtenant, or

                        (v) bound by any obligation to perform any work or to make improvements to the Premises, or

                        (vi) bound by any amendment or modification of such sublease made without its consent, or

                        (vii) bound to return such subtenant's security deposit, if any, until such deposit has come into its actual possession and such subtenant would be entitled to such security deposit pursuant to the terms of such sublease; and

                  (10) no subletting shall be for less than the entire Premises.

            (B) If Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall deliver to Landlord a notice (the "Recapture Notice") offering such Lease or such portion of the Premises to Landlord, and setting forth the date upon which such assignment or subletting would be effective, which date shall not be less than ninety (90) days after such Recapture Notice, and if applicable, the portion of the Premises so offered. Within fifteen (15) Business Days after receipt of a Recapture Notice, Landlord may elect to recapture the Premises or the portion thereof which Tenant proposes to assign or sublet. If Landlord does not elect to recapture the Premises or the portion of the Premises offered by Tenant or fails to respond within such fifteen (15) Business Days following receipt of the Recapture Notice, Landlord shall be deemed to have waived Landlord's right to recapture such space and Tenant shall have the right to assign or sublet, subject to the other provisions of this Article 12. If Tenant does not thereafter deliver to Landlord a Tenant Statement within ninety (90) days after delivery of the Recapture Notice, Tenant shall not assign or sublet without again complying with the provisions of this Section 12.6(B). If Landlord elects to recapture the Premises or the portion thereof which Tenant has offered in the Recapture Notice, then on and as of the date set forth in the Recapture Notice, Tenant shall surrender the Premises or the applicable portion thereof to Landlord and, on such date, (i) the Premises, or the applicable portion thereof, shall be delivered to Landlord in the manner and condition required by this Lease as if such date were the Expiration Date with respect to the Premises or such applicable portion thereof, and (ii) this Lease shall automatically terminate with respect to the Premises or such applicable portion.

            (C) At least fifteen (15) Business Days prior to any proposed subletting of all or any portion of the Premises or any proposed assignment of this Lease, Tenant shall submit a statement to Landlord (a "Tenant Statement") containing the following information: (1) the name and address of the proposed subtenant or assignee, as the case may be, (2) a description of the portion of the Premises to be sublet, (3) the essential terms and conditions of the proposed subletting or assignment, including, without limitation, the rent or consideration payable and the value (including cost, overhead and supervision) of any improvements (including any demolition to be performed) to the Premises for occupancy by such subtenant or assignee, as the case may be, (4) the nature and character of the business of the proposed subtenant or assignee, as the case may be, and (5) any other information that Landlord may reasonably request, together with a statement specifically directing Landlord's attention to the provisions of this Section 12.6(C) requiring Landlord to respond to Tenant's request within fifteen (15) Business Days after Landlord's receipt of the Tenant Statement. If Landlord shall fail to notify Tenant within said fifteen (15) Business Day period of Landlord's consent to or disapproval of the proposed subletting or assignment pursuant to the Tenant Statement, as contemplated by Section 12.6(A) hereof, or if Landlord shall have consented to such subletting or assignment as provided in Section 12.6(A) hereof, Tenant shall have the right to sublease that portion of the Premises to such proposed subtenant or to assign its interest in this Lease on the same terms and conditions set forth in the Tenant Statement, subject to the terms and conditions of this Lease, including paragraph (A) of this Section
12.6. If Tenant shall not enter into such sublease or assignment, as the case may be, within sixty (60) days after the delivery of the Tenant Statement to Landlord, then the provisions of Section 12.1 hereof and this Section 12.6 shall again be applicable to any other proposed subletting or assignment. If Tenant shall enter into such sublease or assignment within sixty (60) days as aforesaid, Tenant shall deliver a true, complete and fully executed counterpart of (x) such sublease or (y) such assignment (which shall include an express assumption by the assignee of the observance and performance of, and an agreement to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be performed) to Landlord within five (5) days after execution thereof.

            (D) The failure by Landlord to exercise its option under Section 12.6(B) with respect to any subletting shall not be deemed a waiver of such option with respect to any extension of such subletting or any subsequent subletting of the Premises affected thereby.

      Section 12.7 (A) In connection with any subletting of all or any portion of the Premises, Tenant shall pay to Landlord an amount equal to fifty percent (50%) of any Sublease Profit derived therefrom. All sums payable hereunder by Tenant shall be calculated on an annualized basis, but shall be paid to Landlord, as additional rent, within ten (10) days after receipt thereof by Tenant.

            (B) Sublease Profit shall be recalculated from time to time to reflect any corrections in the prior calculation thereof due to (i) subsequent payments received or made by Tenant, (ii) the final adjustment of payments to be made by or to Tenant, and (iii) mistake. Promptly after receipt or final adjustment of any such payments or discovery of any such mistake, Tenant shall submit to Landlord a recalculation of the Sublease Profit, and an adjustment shall be made between Landlord and Tenant, on account of prior payments made or credits received pursuant to this Section 12.7. In addition, if Sublease Expenses utilized for the purpose of calculating Sublease Profit included an amount attributable to the cost of the improvements made by Tenant expressly and solely for the purpose of preparing the Premises or a portion thereof for the occupancy of the subtenant and subsequent to the expiration of the sublease such improvements and/or alterations were not demolished and/or removed, Sublease Profits shall be recalculated as if the cost of such improvements and/or alterations were not incurred by Tenant and Tenant promptly shall pay to Landlord fifty percent (50%) of the additional amount of such Sublease Profit resulting from such recalculation.

      Section 12.8 Tenant shall pay to Landlord, upon receipt thereof, an amount equal to fifty percent (50%) of all Assignment Proceeds. For purposes of Section 12.8, "Assignment Proceeds" shall mean all consideration payable to Tenant, directly or indirectly, by any assignee, or any other amount received by Tenant from or in connection with any assignment (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's Property) after deducting therefrom: (i) in the event of a sale (or contribution) of Tenant's Property, the then unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, (ii) the reasonable out-of-pocket costs and expenses of Tenant in making such assignment, such as brokers' fees, reasonable attorneys' fees, and advertising fees paid to unrelated third parties, (iii) any payments required to be made by Tenant in connection with the assignment of its interest in this Lease pursuant to any New Jersey statutes or any real property transfer tax of the United States or the City of Jersey City or the State of New Jersey (other than any income tax), (iv) any sums paid by Tenant to Landlord pursuant to
Section 12.2(B) hereof, (v) the cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing the Premises for such assignment, as determined by Tenant's federal income tax returns, (vi) the unamortized or undepreciated cost of any of Tenant's Property leased to and used by such assignee, and (vii) the then unamortized or undepreciated cost of the Alterations determined on the basis of Tenant's federal income tax returns. If the consideration paid to Tenant for any assignment shall be paid in installments, then the expenses specified in this Section 12.8 shall be amortized over the period during which such installments shall be payable. If Landlord exercises its right to recapture this Lease or any portion of the Premises pursuant to the provisions of Section 12.6(B) hereof, in no event shall Tenant be entitled to any proceeds derived from or relating to (directly or indirectly) any lease or sublease of the Premises by Landlord or further assignment of the Lease.

                                   ARTICLE 13
                                   ELECTRICITY

      Section 13.1 Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. The risers serving the Premises shall be capable of supplying six (6) watts of electricity per usable square foot of the Premises and Tenant shall not use any electrical equipment which, in Landlord's reasonable judgment, would exceed such capacity or interfere with the electrical service to other tenants of the Building. In the event that, in Landlord's reasonable judgment, Tenant's electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment, Landlord shall so notify Tenant of same. Within five (5) Business Days after receipt of such notice, Tenant shall either cease such use of such additional electricity or shall request that additional electricity capacity

(specifying the amount requested) be made available to Tenant. Landlord, in Landlord's reasonable judgment (taking into consideration the potential needs of present and future tenants of the Building and of the Building itself) shall determine whether to make available such additional electricity capacity to Tenant and the amount of such additional electricity capacity to be made available. If Landlord shall agree to make available additional electrical capacity and the same necessitates installation of an additional riser, risers or other proper and necessary equipment, including, without limitation, any switchgear, the same shall be installed by Landlord. Any such installation shall be made at Tenant's sole cost and expense, and shall be chargeable and collectible as additional rent and paid within ten (10) days after the rendition of a bill to Tenant therefor. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises by reason of any requirement, act or omission of the utility serving the Building or for any other reason not attributable to the gross negligence of Landlord, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord.

      Section 13.2 (A) Unless (1) Landlord is required to have Tenant, or (2) Tenant elects to, obtain electricity from the public utility company furnishing electricity to the Building pursuant to the provisions of Section 13.3 hereof, electricity for lighting and ordinary office machinery use and for the VAC unit serving the Premises shall be furnished by Landlord to the Premises and Tenant shall pay to Landlord, as additional rent for such service, from and after the Commencement Date, an amount (the "Electricity Additional Rent") equal to the sum of (i) the product of (x) the Cost Per Kilowatt Hour, and (y) Tenant's demand and consumption of electricity as determined by Lighting Meters (installed by Landlord, at its cost, for the purpose of measuring such consumption), (ii) the product of (x) Tenant's Allocable Share, (y) the Cost Per Kilowatt Hour, and (z) the demand and consumption of electricity as determined by the VAC Meters (installed by Landlord, at its cost), and (iii) an amount equal to the out-of-pocket costs and expenses incurred by Landlord in connection with furnishing such electricity and reading such Lighting Meters and VAC Meters.

            (B) Where more than one Meter measures the electricity supplied to Tenant, the electricity rendered through each Meter may be computed and billed separately in accordance with the provisions hereinabove setforth. Tenant expressly acknowledges that the Meters have been installed so as to measure the consumption of electricity on full floors of the Building. Bills for the Electricity Additional Rent shall be rendered to Tenant monthly, and Tenant shall pay the amount shown thereon to Landlord within ten (10) days after receipt of such bill.

            (C) Landlord and Tenant expressly acknowledge and agree that the Meters shall not measure, and Tenant shall not be obligated to pay (pursuant to this Article 13) for, the electrical energy utilized by the baseboard heating system servicing the Premises, it being expressly understood and agreed that the cost of providing electrical energy to the baseboard heating system throughout the Building shall be included in Operating Expenses.

      Section 13.3 If Landlord shall be required to discontinue furnishing electricity to Tenant, or if Tenant shall elect to obtain electricity directly from the public utility, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant and Tenant shall not be obligated to pay the Electricity Additional Rent. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall use diligent efforts to obtain electric energy directly from the public utility furnishing electric service to the Building. The costs of such service shall be paid by Tenant directly to such public utility. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Premises, at no charge, to the extent the same are available, suitable and safe for such purposes as determired by Landlord. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity shall be installed by Landlord at Tenant's expense. Provided Tenant shall use and continue to use diligent efforts to obtain electric energy directly from the public utility, Landlord, to the extent permitted by applicable Requirements, shall not discontinue furnishing electricity to the Premises until such installations have been made and Tenant shall be able to obtain electricity directly from the public utility.

                                   ARTICLE 14
                               ACCESS TO PREMISES

      Section 14.1 (A) Tenant shall permit Landlord, Landlord's agents, representatives, contractors and employees and the agents, representatives, contractors and employees of public utilities and telecommunications companies servicing the Building to erect, use and maintain concealed ducts, exhausts, pipes, cables, risers and conduits in and through the Premises. Landlord, Landlord's agents, representatives, contractors, and employees and the agents, representatives, contractors, and employees of public utilities and telecommunications companies servicing the Building shall have the right to enter the Premises at all reasonable times upon reasonable prior notice (except in the case of an emergency in which event Landlord and Landlord's agents, representatives, contractors, and employees may enter without prior notice to Tenant), which notice may be oral, to examine the same, to show them to prospective purchasers, or prospective or existing Mortgagees or Lessors, and to make such repairs, alterations, improvements, additions or restorations (i) as Landlord may reasonably deem necessary to the Premises or to any other portion of the Building, or (ii) which Landlord may elect to perform following ten (10) days after notice, except in the case of an emergency (in which event Landlord and Landlord's agents, representatives, contractors, and employees may enter without prior notice to Tenant), following Tenant's failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iii) for the purpose of complying with any Requirements, a Superior Lease or a Mortgage, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Fixed Rent (and any other item of Rental) shall not abate (except to the extent expressly set forth in Section 14.2 hereof) while said repairs, alterations, improvements, additions or restorations are being made, by reason of loss or interruption of business of Tenant, or otherwise.

            (B) Any work performed or installations made pursuant to this
Article 14 shall be made with reasonable diligence and otherwise pursuant to the provisions of Section 4.3 hereof.

            (C) Except as hereinafter provided, any pipes, cables, ducts, exhausts or conduits installed in or through the Premises pursuant to this
Article 14 shall be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises. Notwithstanding the foregoing, any such pipes, cables, ducts, exhausts or conduits may be furred at points immediately adjacent to partitioning columns or ceilings located or to be located in the Premises, provided that the same are completely furred and that the installation of such pipes, cables, ducts, exhausts or conduits, when completed, shall not reduce the usable area of the Premises beyond a de minimis amount.

      Section 14.2 If due to any work or installation performed by Landlord hereunder or failure by Landlord to perform its obligations hereunder, (i) Tenant shall be unable for at least ten (10) consecutive Business Days to operate its business in the Premises in substantially the same manner as such business was operated prior to the performance of such work or installation or such failure, (ii) such interruption shall occur during business hours, and
(iii). Tenant shall have been unable, after using reasonable efforts, to relocate its employees and property located in that portion of the Premises which is the subject of such work or installation or such failure so as to have been able to have continued so to operate its business, the Fixed Rent and the Escalation Rent shall be reduced on a per diem basis in the proportion in which the area of the portion of the Premises which is unusable bears to the total area of the Premises for each day subsequent to the aforesaid ten (10) Business Day period that such portion of the Premises remains unusable.

      Section 14.3 During the twelve (12) month period prior to the Expiration Date or the expiration of any renewal or extended term, Landlord may exhibit the Premises to prospective tenants thereof, following reasonable telephonic notice to Tenant.

      Section 14.4 If Tenant shall not be present when for any reason entry into the Premises shall be necessary or permissible, Landlord or Landlord's agents, representatives, contractors or employees may enter the same without rendering Landlord or such agents liable therefor if during such entry Landlord or Landlord's agents shall accord reasonable care under the circumstances to Tenant's Property, and without in any manner affecting this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

      Section 14.5 Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known, provided any such change does not (a) unreasonably reduce, interfere with or deprive Tenant of access to the Building or the Premises, or (b) reduce the rentable area (except by a de minimis amount) of the Premises. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

                                   ARTICLE 15
                            CERTIFICATE OF OCCUPANCY

      Tenant shall not at any time use or occupy the Premises in violation of any certificate of occupancy at such time issued for the Premises or for the Building and in the event that any Governmental Authority shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant, upon five (5) Business Days' written notice from Landlord or any Governmental Authority, shall immediately discontinue such use of the Premises. Tenant shall obtain a temporary or permanent certificate of occupancy covering the Premises permitting the Premises to be used as "offices" and such temporary or permanent certificate of occupancy will be in force upon the date upon which Tenant shall occupy all or any portion of the Premises for the conduct of business, provided, however, neither such certificate, nor any provision of this Lease, nor any act or omission of Landlord, shall be deemed to constitute a representation or warranty that the Premises, or any part thereof, lawfully may be used or occupied for any particular purpose or in any particular manner, in contradistinction to mere "office" use.

                                   ARTICLE 16
                                     DEFAULT

      Section 16.1 Each of the following events shall be an "Event of Default" hereunder:

            (A) if Tenant shall default in the payment when due of any installment of Fixed Rent or any other item of Rental and such default shall continue for five (5) Business Days; or

            (B) if the Premises shall become abandoned or be vacant for more than thirty (30) days; or

            (C) if Tenant's interest or any portion thereof in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 12 hereof; or

            (D) (1) if Tenant shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (2) if Tenant shall commence or institute any case, proceeding or other action (A) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                  (3) if Tenant shall make a general assignment for the benefit of creditors; or

                  (4) if any case, proceeding or other action shall be commenced or instituted against Tenant (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of ninety (90) days; or

                  (5) if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or

                  (6) if Tenant shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (2), (3), (4) or (5) above; or

                  (7) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant which appointment is not vacated or stayed within seven (7) Business Days; or

            (E) if this Lease is assigned (or all or a portion of the Premises are subleased) to an Affiliate of Tenant and such entity shall no longer (i) control, (ii) be under common control with, or (iii) be under the control of Tenant (or any permitted successor by merger, consolidation or purchase as provided herein); unless Tenant shall comply with the provisions of Article 12 of this Lease;

            (F) if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default.

      Section 16.2 (A) If an Event of Default (i) described in Section 16.1(D) hereof shall occur, or (ii) described in Sections 16.1(A), (B),(C), (E) or (F) shall occur and Landlord, at any time thereafter, at its option gives written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date Landlord shall give Tenant such notice, then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date on which the Event of Default described in clause (i) above occurred or the date such notice is given to Tenant by Landlord, pursuant to clause (ii) above, as the case may be, were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall nonetheless be liable for all of its obligations hereunder, as provided for in Articles 17 and 18 hereof. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 16.1(D) hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Section 12.3(B), Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days' notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

            (B) If an Event of Default described in Section 16.1(D) hereof shall occur, or this Lease shall be terminated as provided in Section 16.2(A) hereof, Landlord, without notice, may reenter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

      Section 16.3 If at any time, (i) Tenant shall comprise two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant," as used in Section 16.1(D), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 16.1(D) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 16.2.

                                   ARTICLE 17
                              REMEDIES AND DAMAGES

      Section 17.1 (A) If there shall occur any Event of Default, and this Lease and the Term shall expire and come to an end as provided in Article 16 hereof:

            (1) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

            (2) Landlord, at Landlord's option, may relet the whole or any portion or portions of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

            (B) Tenant hereby waives the service of any notice of intention to reenter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

      Section 17.2 (A) If this Lease and the Term shall expire and come to an end as provided in Article 16 hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 17.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                  (1) Tenant shall pay to Landlord all Fixed Rent, Escalation Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of reentry upon the Premises by Landlord, as the case may be;

                  (2) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency ("Deficiency") between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of paragraph (2) of Section 17.1 (A) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs, contribution to work and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                  (3) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of clause (A)(2) of this Section 17.2 for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

            (B) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 17.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this Article 17, the term "Escalation Rent" as used in Section 17.2(A) shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of Article 27 hereof for the Operating Year immediately preceding such event. Nothing contained in Article 16 hereof or this Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 17.2.

                                   ARTICLE 18
                           LANDLORD FEES AND EXPENSES

      Section 18.1 If Tenant shall be in default in the performance of any of its obligations under this Lease, Landlord may (1) perform the same for the account of Tenant, or

(2) make any expenditure or incur any obligation for the payment of money, including, without limitation, reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, and the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten
(10) days of rendition of any bill or statement to Tenant therefor and if the term of this Lease shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

      Section 18.2 If Tenant shall fail to pay any installment of Fixed Rent, Escalation Rent or any other item of Rental within five (5) days after such amount is due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Escalation Rent or other item of Rental, as the case may be, as a late charge and as additional rent, a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment.

                                   ARTICLE 19
                         NO REPRESENTATIONS BY LANDLORD

      Landlord and Landlord's agents and representatives have made no representations or promises with respect to the Building, the Real Property, the Premises or the Site, including, without limitation, any proposed further or future development of the Site, or any portion thereof, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the Premises in the condition which shall exist on the Commencement Date "as is", and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy, except for Landlord's Work. The taking of occupancy of the whole or any part of the Premises by Tenant for the conduct of its business shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same "as is" and that the Premises so occupied and the Building were in good and satisfactory condition at the time such occupancy was so taken, and that Landlord's Work was Substantially Completed. Landlord has made no representations as to the date on which Landlord's Work will be Substantially Completed. Landlord shall have the right to enter the Premises for the purpose of performing Landlord's Work and access by Landlord to complete such work shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental or relieve Tenant from any other obligations under this Lease, or impose any liability on Landlord by reason of inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business or otherwise. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

                                   ARTICLE 20
                                  END OF TERM

      Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and otherwise in compliance with the provisions of Article 3 hereof. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of any Requirements in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 20. Tenant acknowledges that possession of the Premises must be surrendered to Landlord on the Expiration Date. Tenant agrees to indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Fixed Rent and Rental theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on the Expiration Date, in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord's right to demonstrate and collect any damages suffered by Landlord and arising from Tenant's failure to surrender the Premises as provided herein, Tenant shall pay to Landlord on account of use and occupancy of the Premises a sum equal to one and one-half (1 1/2) times the aggregate of that portion of the Fixed Rent, Escalation Rent and Rental which was payable under the Lease during the last month of the Term for the first month or any portion thereof during which Tenant holds over in the Premises after the Expiration Date, and a sum equal to two (2) times the aggregate of that portion of the Fixed Rent, Escalation Rent and Rental which was payable under this Lease during the last month of the Term for each month (or portion of any month) thereafter during which Tenant holds over in the Premises after the Expiration Date. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or to limit in any manner Landlord's right to regain possession of the Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 20. The provisions of this
Article 20 shall survive the Expiration Date.

                                   ARTICLE 21
                                 QUIET ENJOYMENT

      Provided no default has occurred and is continuing beyond any applicable grace period, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease.

                                   ARTICLE 22
                                   POSSESSION

      Landlord shall deliver possession of the Premises on the Occupancy Date.

                                   ARTICLE 23
                                    NO WAIVER

      Section 23.1 No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

      Section 23.2 The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation of the provisions of this Lease, from having all of the force and effect of an original violation of the provisions of this Lease. The receipt by Landlord of Fixed Rent, Escalation Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or other item of Rental herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or other item of Rental, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or other item of Rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or other item of Rental or to pursue any other remedy provided in this Lease. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

      Section 23.3 The failure of Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease on Landlord's part to be performed, shall not be deemed a waiver of such breach or prevent a subsequent act which would have originally constituted a violation of the provisions of this Lease from having all of the force and effect of an original violation of the provisions of this Lease. The payment by Tenant of Fixed Rent, Escalation Rent or any other item of Rental or performance of any obligation of Tenant hereunder with knowledge of any breach of any covenant of this Lease shall not be deemed a waiver of such breach, and payment of the same by Tenant shall be without prejudice to Tenant's right to pursue any remedy against Landlord in this Lease provided.

                                   ARTICLE 24
                             WAIVER OF TRIAL BY JURY

      The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

                                   ARTICLE 25
                              INABILITY TO PERFORM

      Subject to the provisions of Section 14.2 hereof, this Lease and the obligation of Tenant to pay Rental hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall not be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident, or by any cause whatsoever beyond Landlord's control, including, but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any Requirements or by reason of failure of the VAC, electrical, plumbing, or other Building Systems in the Building, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency ("Unavoidable Delays").

                                   ARTICLE 26
                                BILLS AND NOTICES

      Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or if sent by registered or certified mail (return receipt requested) addressed if to Tenant (a) at Tenant's address set forth in this Lease, Attn.:
      Jonathan Wallace, Esq., if mailed prior to Tenant's taking possession of the Premises, or (b) at the Building, Attn.: Jonathan Wallace, Esq., if mailed subsequent to Tenant's taking possession of the Premises, or (c) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, in each case with a copy to Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176,
      Attn.: David L. Kovacs, Esq., or

            if to Landlord do The Limited, Inc., Two Limited Parkway, P.O. Box 16000, Columbus, Ohio 43216, Attn.: Mr. Samuel Fried, and with copies to
      (x) The Limited, Inc., Three Limited Parkway, Columbus, Ohio 43230, Attn.:
      C. David Zoba, Esq., (y) The Georgetown Group, Inc., 667 Madison Avenue, New York, New York 10021, Attn.: Mr. Edgar A. Lampert, and (z) each Mortgagee and Lessor which shall have requested same, by notice given in accordance with the provisions of this Article 26 at the address designated by such Mortgagee or Lessor, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 26. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been hand delivered or three (3) Business Days from when it shall have been mailed as provided in this Article 26. Anything contained herein to the contrary notwithstanding, any Operating Statement, Tax Statement or any other bill, statement, consent, notice, demand, request or other communication from Landlord to Tenant with respect to any item of Rental (other than any "default notice" if required hereunder) may be sent to Tenant by regular United States mail. A notice may be given by a party hereto or on such party's behalf by its attorneys.

                                   ARTICLE 27
                                   ESCALATION

      Section 27.1 For the purposes of this Article 27, the following terms shall have the meanings set forth below.

            (A) (1) "Operating Expenses" shall mean the aggregate of those costs and expenses (and taxes, if any, thereon, including without limitation, sales and value added taxes) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in respect of (x) the Operation of the Property which are properly chargeable to the Operation of the Property under generally acceptable accounting procedures together with and including (without limitation) the costs of gas, oil, steam, water, sewer rental, electricity (for the portions of the Real Property not leased to and occupied by tenants or available for occupancy, provided, however, that electricity used to provide heat through the electrical baseboard heating units shall be included in Operating Expenses for the entire Building, including those portions of the Building which are available for leasing and occupancy by tenants and those portions of the Building which are not leasable), VAC and other utilities furnished to the Building and utility taxes, and the expenses incurred in connection with the Operation of the Property such as insurance premiums, attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any reduction of Taxes) and auditing and other professional fees and expenses, and (y) the maintenance and operation of areas comprising portions of the Site which areas (1) are not exclusively reserved to the use of individual owners, tenants or operators of projects within the Site, and (2) Tenant and other occupants of the Building and their respective agents, representatives, employees, invitees and customers shall have the right to use or have the benefit of, in common with Landlord and others, but specifically excluding:

                  (i)   Taxes,

                  (ii)  franchise or income taxes imposed upon Landlord,

                  (iii) debt service on Mortgages,

                  (iv)  leasing commissions,

                  (v) capital improvements (except as otherwise provided herein),

                  (vi) the cost of electrical energy furnished directly to Tenant and other tenants of the Building except for the cost of electrical energy used to provide heat through the electrical baseboard heating units,

                  (vii) the cost of tenant installations incurred in connection with preparing space for a new tenant,

                  (viii) salaries of personnel above the grade of building manager,

                  (ix) rent paid under Superior Leases,

                  (x) any expense for which Landlord is otherwise compensated through the proceeds of insurance or is otherwise compensated by any tenant (including Tenant) of the Building for services in excess of the services Landlord is obligated to furnish to Tenant hereunder,

                  (xi) legal fees incurred in connection with any negotiation of, or disputes arising out of, any space lease in the Building,

                  (xii) depreciation, except as provided herein,

                  (xiii) Landlord's advertising and promotional costs for the Building,

                  (xiv) any fee or expenditure paid (a) to any Affiliate of Landlord, or (b) to any shareholder owning at least fifty (50%) percent of the common stock, any general partner, any officer above the rank of vice president, or member of any Board of Directors of Landlord or of any Person described in this clause (xiv) or (c) to any person who is a relative by blood or marriage of any such persons, in each case in excess of the amount which would be paid in the absence of such relationship,

                  (xv) accounting fees and other expenses incurred in connection with disputes with tenants or occupants of the Building or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord's title to or interest in the Building,

                  (xvi) costs (including permits, licensing and inspection fees) incurred in renovating or otherwise improving, decorating or altering space for tenants or other occupants, or vacant space (excluding common areas) in the Building, and

                  (xvii) amortization payments on mortgages;

except, however, that if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant. Any costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense shall be deducted from Operating Expenses otherwise chargeable to the Operation of the Property. Any insurance proceeds received with respect to any item previously included as an Operating Expense shall be deducted from Operating Expenses for the Operating Year in which such proceeds are received; provided, however, to the extent any insurance proceeds are received by Landlord in any Operating Year with respect to any item which was included in Operating Expenses during the Base Operating Year, the amount of insurance proceeds so received shall be deducted from Base Operating Expenses and (a) the Base Operating Expenses shall be retroactively adjusted to reflect such deduction and (b) all retroactive Operating Payments resulting from such retroactive adjustment shall be due and payable when billed by Landlord.

                  (2) In determining the amount of Operating Expenses for any Operating Year, if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenant(s) at any time during any such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the like expenses which would normally be expected to be incurred if ninety-five percent (95%) of the Building rentable area been occupied throughout such Operating Year.

                  (3) (a) If any capital improvement is made during any Operating Year to comply with a Requirement, whether or not such Requirement is valid, or in lieu of a repair, then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made; provided, however, to the extent the cost of such improvement is required to be capitalized under generally accepted accounting principles for federal income tax purposes, such cost shall be amortized over the useful economic life of such improvement as reasonably estimated by Landlord and the annual amortization, together with interest thereon at the then Base Rate, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.

                        (b) If any capital improvement is made during any Operating Year for the purpose of saving or reducing Operating Expenses (as, for example, a labor-saving improvement), then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made; provided, however, such cost shall be amortized over such period of time as Landlord reasonably estimates such savings or reduction in Operating Expenses will equal the cost of such improvement and the annual amortization, together with interest thereon at the then Base Rate, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.

            (B) "Operating Statement" shall mean a statement in reasonable detail setting forth (1) a comparison of the Operating Expenses for an Operating Year with the Base Operating Expenses and (2) the Operating Payment with respect to the preceding Operating Year pursuant to the provisions of this Article 27.

            (C) "Operating Year" shall mean the calendar year within which the Commencement Date occurs and each subsequent calendar year for any part or all of which Escalation Rent shall be payable pursuant to this Article 27.

            (D) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, (i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property, and (ii) any taxes or assessments levied after the date of this Lease in whole or in part for public benefits to the Real Property or the Building) without taking into account any discount that Landlord may receive by virtue of any early payment of Taxes; provided, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Real Property. With respect to any Tax Year, all expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (w) any taxes on Landlord's income, (x) franchise taxes, (y) estate or inheritance taxes or (z) any similar taxes, imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions which now constitute Taxes.

      Section 27.2 (A) Notwithstanding the definition of Taxes set forth in
Section 27.1(D) hereof, Tenant expressly acknowledges that the Real Property is currently subject to the provisions of the Tax Agreement. Accordingly, Landlord and Tenant hereby agree that for as long as the Tax Agreement shall be and remain in full force and effect, Taxes shall mean the aggregate of the payments which are obligated to be made to the City of Jersey City or any other appropriate taxing authority pursuant to the Tax Agreement. If, at any time, the Tax

Agreement shall cease to be in full force and effect with respect to the Real Property, the definition of Taxes set forth in Section 27.1(D) shall automatically become effective.

                  (B) (1) Tenant shall pay as additional rent an amount equal to Tenant's Tax Share of the difference, if any, between current Taxes and Base Taxes (the "Tax Payment"). Notwithstanding the foregoing, so long as the Tax Agreement shall be in force, the Tax Payment for the period commencing on (i) the Commencement Date and ending on March 31, 1998, shall be an amount equal to $0; (ii) April 1, 1998 and ending March 31, 2003, shall be an amount equal to the product of (a) the Space Factor and (b) $.45; and (iii) April 1, 2003 and ending on March 31, 2008, shall be an amount equal to the product of (a) the Space Factor and (b) $.90. Tenant shall pay one-twelfth (1/12) of the Tax Payment to Landlord on the first day of each month.

            (2) At any time during or after the Term, Landlord may render to Tenant a Tax Statement showing (i) a comparison of the Taxes for the Tax Year with the Base Taxes, and (ii) the amount of the Tax Payment resulting from such comparison. On the first day of the month following the furnishing to Tenant of a Tax Statement, Tenant shall pay to Landlord a sum equal to one-twelfth (1/12th) of the Tax Payment shown thereon to be due for such Tax Year multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of such Tax Year. If Landlord furnishes a Tax Statement for a Tax Year subsequent to the commencement thereof, until the first day of the month following the month in which the Tax Statement is furnished to Tenant,
(x) Tenant shall continue to pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord with respect to the next previous Tax Year; (y) promptly after the Tax Statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord for the current Tax Year was greater or less than the installments of the Tax Payment to be paid for the current Tax Year in accordance with the Tax Statement, and (a) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (b) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of the Fixed Rent payable under this Lease; and (z) on the first day of the month following the month on which the Tax Statement is furnished to Tenant, and monthly thereafter throughout the remainder of the current Tax Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Tax Payment shown on the Tax Statement. Tax Payments shall be collectible by Landlord in the same manner as Fixed Rent. Landlord's failure to render a Tax Statement shall not prejudice Landlord's right to render a Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Tenant's obligation to make a Tax Payment for such Tax Year.

      Section 27.3 Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the Taxes; provided, however, that during the period after the expiration or earlier termination of the Tax Agreement, upon request of tenants occupying more than forty (40%) of the rentable area of the Building, and to the extent permitted pursuant to applicable

Requirements, Landlord shall commence and in good faith prosecute (which shall include the right of Landlord to settle any such proceeding) proceedings to reduce the Taxes. In the event that, after a Tax Statement has been sent to Tenant, the Taxes set forth in the Tax Statement for such Tax Year are reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Tax Statement adjusting the Taxes for such Tax Year (taking into account the expenses mentioned in Section 27.1(D) hereof) and setting forth Tenant's Tax Share of such refund and Tenant shall be entitled to receive such share either by way of a credit against the Fixed Rent next becoming due after the sending of such Tax Statement or by a refund to the extent no further Fixed Rent is due; provided, however, that Tenant's Tax Share of such refund shall be limited to the portion of the Tax Payment, if any, which Tenant had theretofore paid to Landlord attributable to Taxes for the Tax Year to which the refund is applicable on the basis of the Taxes before they had been reduced.

      Section 27.4 (A) If the Operating Expenses for any Operating Year shall be greater than the Base Operating Expenses, then Tenant shall pay as additional rent for each Operating Year (any part or all of which falls within the Term), Tenant's Share of such increase (the "Operating Payment") as hereinafter provided.

            (B) At any time during or after the Term, Landlord may render to Tenant an Operating Statement or Operating Statements showing (i) a comparison of the Operating Expenses for the Operating Year in question with the Base Operating Expenses, and (ii) the amount of the Operating Payment resulting from such comparison. Landlord's failure to render an Operating Statement during or with respect to any Operating Year in question shall not prejudice Landlord's right to render an Operating Statement during or with respect to any subsequent Operating Year, and shall not eliminate or reduce Tenant's obligation to make payments of the Operating Payment pursuant to this Article 27 for such Operating Year.

            (C) On the first day of the month following the furnishing to Tenant of an Operating Statement, Tenant shall pay to Landlord a sum equal to one-twelfth (1/12th) of the Operating Payment shown thereon to be due for the preceding Operating Year multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of such Operating Year in which such Operating Statement is delivered, less Operating Payments theretofore made by Tenant for such Operating Year and thereafter, commencing with the then current monthly installment of Fixed Rent and continuing monthly thereafter until rendition of the next succeeding Operating Statement, Tenant shall pay on account of the Operating Payment for such Year an amount equal to one-twelfth (1/12th) of the Operating Payment shown thereon to be due for the preceding Operating Year. Any Operating Payment shall be collectible by Landlord in the same manner as Fixed Rent.

            (D) (1) As used in this Section 27.4, (i) "Tentative Monthly Escalation Charge" shall mean a sum equal to one-twelfth (1/12th) of the product of (a)

Tenant's Share, and (b) the amount by which (x) Landlord's estimate of Operating Expenses for the Current Year exceeds (y) the Base Operating Expenses.

                  (2) At any time in any Operating Year, Landlord, at its option, in lieu of the payments required under Section 27.4(C) hereof, may demand and collect from Tenant, as additional rent, a sum equal to the Tentative Monthly Escalation Charge multiplied by the number of months in said Operating Year preceding the demand and reduced by the sum of all payments theretofore made under Section 27.4(C) with respect to said Operating Year, and thereafter, commencing with the month in which the demand is made and continuing thereafter for each month remaining in said Operating Year, the monthly installments of Fixed Rent shall be deemed increased by the Tentative Monthly Escalation Charge. Any amount due to Landlord under this Section 27.4(D) may be included by Landlord in any Operating Statement rendered to Tenant as provided in Section 27.4(B) hereof.

            (E) (1) After the end of the Current Year and at any time that Landlord renders an Operating Statement or Operating Statements to Tenant as provided in Section 27.4(B) hereof with respect to the Operating Expenses for said Operating Year or Current Year, as the case may be, the amounts, if any, collected by Landlord from Tenant under Section 27.4(C) or (D) on account of the Operating Payment or the Tentative Monthly Escalation Charge, as the case may be, shall be adjusted, and, if the amount so collected is less than or exceeds the amount actually due under said Operating Statement for the Operating Year, a reconciliation shall be made as follows: Tenant shall be debited with any Operating Payment shown on such Operating Statement and credited with the amounts, if any, paid by Tenant on account in accordance with the provisions of subsection (C) and subsection (D)(2) of this Section 27.4 for the Operating
Year in question. Tenant shall pay any net debit balance to Landlord within fifteen (15) days next following rendition by Landlord of an invoice for such net debit balance; any net credit balance shall be applied against the next accruing monthly installments of Fixed Rent, or repaid by Landlord to Tenant at the end of the Term.

                  (2) If the sum of the Tentative Monthly Escalation Charges and payments made by Tenant in accordance with subsection (C) of this Section 27.4 for any Operating Year shall have exceeded the Operating Payment for such Operating Year by more than ten percent (10%), interest at the Applicable Rate on the portion of the overpayment that exceeds the applicable Operating Payment by more than ten percent (10%) determined as of the respective dates of such payments by Tenant and calculated from such respective dates to the dates on which such amounts are credited against the monthly installments of Fixed Rent, shall be so credited. Any amount owing to Tenant subsequent to the Term shall be paid to Tenant within ten (10) Business Days after a final determination has been made of the amount due to Tenant.

      Section 27.5 Any Operating Statement sent to Tenant shall be conclusively binding upon Tenant unless, within thirty (30) days after such Operating Statement is sent, Tenant shall send a written notice to Landlord objecting to such Operating Statement and specifying the respects in which such Operating Statement is disputed. If such notice is sent, Tenant (together with its independent certified public accountants, provided they are reputable and are Tenant's regular accounting firm) may examine Landlord's books and records relating to the Operation of the Property to determine the accuracy of the Operating Statement. Tenant recognizes the confidential nature of such books and records and agrees to maintain the information obtained from such examination in strict confidence. If after such examination, Tenant still disputes such Operating Statement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed as long as such certified public accounting firm is one of the so-called "big-six" public accounting firms, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially successful, such fees and expenses shall be apportioned between Landlord and Tenant in inverse proportion to the amount by which such decision is favorable to each party). Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Operating Statement, as provided in Section 27.4 hereof. Following the resolution of such dispute, Tenant shall pay any amount which it is found to owe to Landlord within fifteen (15) days of such finding, and any amount which Tenant is found to have overpaid shall be credited against the next accruing installments of Fixed Rent.

      Section 27.6 The expiration or termination of this Lease during any Operating Year or Tax Year shall not affect the rights or obligations of the parties hereto respecting any payments of Operating Payments for such Operating Year and any payments of Tax Payments for such Tax Year, and any Operating Statement relating to such Operating Payment and any Tax Statement relating to such Tax Payment, may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. In determining the amount of the Operating Payment for the Operating Year or the Tax Payment for the Tax Year in which the Term shall expire, the payment of the Operating Payment for such Operating Year or the Tax Payment for the Tax Year shall be prorated based on the number of days of the Term which fall within such Operating Year or Tax Year, as the case may be. Any payments due under such Operating Statement or Tax Statement shall be payable within twenty (20) days after such Operating Statement or Tax Statement, as the case may be, is sent to Tenant.

                                   ARTICLE 28
                                    SERVICES

      Section 28.1 (A) Landlord shall provide passenger elevator service to the Premises on Business Days from 8:00 A.M. to 6:00 P.M. and have an elevator subject to call at all other times.

            (B) There shall be two (2) freight elevators serving the Premises and the entire Building on call on a "first come, first served" basis on Business Days from 8:00 A.M. to 5:00 P.M. (less one (1) hour for lunch), and on a reservation, "first come, first served" basis from 5:00 P.M. to 8:00 A.M. on Business Days and at any time on days other than Business Days. If Tenant shall use the freight elevators serving the Premises between 5:00 P.M. and 8:00 A.M. on Business Days or at any time on any other days, Tenant shall pay Landlord, as additional rent for such use, the standard rates then fixed by Landlord for the Building, or if no such rates are then fixed, at reasonable rates.

            (C) Landlord shall not be required to furnish any freight elevator services during the hours from 5:00 P.M. to 8:00 A.M. on Business Days and at any time on days other than Business Days unless Landlord has received advance notice from Tenant requesting such services prior to 2:00 P.M. of the day upon which such service is requested or by 2:00 P.M. of the last preceding Business Day if such periods are to occur on a day other than a Business Day.

      Section 28.2 Landlord, at Landlord's expense, (but subject to recoupment pursuant to Article 27 hereof) shall furnish and distribute to the Premises through the VAC System, when required for the comfortable occupancy of the Premises, VAC in accordance with the specifications set forth in Schedule C annexed hereto and made a part hereof, on a year-round basis from 7:00 A.M. to 9:00 P.M. on Business Days and from 7:00 A.M. to 5:00 P.M. on Saturdays which are not Holidays. Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord, including, but not limited to, air-cooling, fan, ventilating and machine rooms and electrical closets; Tenant shall not construct partitions or other obstructions which may interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations. Neither Tenant, nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust or touch or otherwise in any manner affect said mechanical installations. Tenant shall draw and close the draperies or blinds for the windows of the Premises whenever the VAC System is in operation and the position of the sun so requires and shall at all times cooperate fully with Landlord and abide by all of the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the VAC System.

      Section 28.3 If Landlord shall furnish VAC to the Premises at the request of Tenant during periods other than the hours and days set forth above ("Overtime Periods"), Tenant shall pay Landlord additional rent for such services at the stand rates then fixed by Landlord for the Building, or if no such rates are then fixed, at reasonable rates. It is understood and agreed that the VAC System servicing the Premises services the entire floor of the Building of which the Premises form a part and, accordingly, if Tenant shall be the only tenant using overtime VAC, Tenant shall pay the entire amount of the overtime VAC additional rent. Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received advance notice from Tenant requesting such services prior to 2:00

P.M. of the day upon which such services are requested or by 2:00 P.M. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day. If Tenant fails to give Landlord such advance notice, then, failure by Landlord to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise. If more than one tenant utilizing the same system as Tenant requests the same Overtime Periods for the same services as Tenant, the charge to Tenant shall be adjusted pro rata.

      Section 28.4 Landlord, at Landlord's expense, shall cause the Premises, excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages, to be cleaned, substantially in accordance with the standards set forth in Schedule B annexed hereto and made a part hereof. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Building to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of such Premises as offices. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable when rendered as additional rent. Tenant, at Tenant's sole cost and expense, shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there shall be evidence of any infestation. Any such exterminating shall be done at Tenant's sole cost and expense, in a manner satisfactory to Landlord, and by Persons approved by Landlord. If Tenant shall perform any cleaning services in addition to the services provided by Landlord as aforesaid, Tenant shall employ the cleaning contractor providing cleaning services to the Building on behalf of Landlord or such other cleaning contractor as shall be approved by Landlord. Tenant shall comply with any recycling program and/or refuse disposal program (including, without limitation, any program related to the recycling, separation or other disposal of paper, glass or metals) which Landlord shall impose or which shall be required pursuant to any Requirements.

      Section 28.5 If any fire rating bureau or organization or any Governmental Authority, including, without limitation, any department or official of the state or city government shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord, at Tenant's cost and expense, shall promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

      Section 28.6 Landlord shall provide to the Premises hot and cold water for ordinary drinking, cleaning and lavatory purposes and for use in connection with "dwyer" or similar units. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, cleaning or lavatory purposes or for use in connection with "dwyer" or similar units, Landlord may install a water meter and thereby measure Tenant's water consumption for all such additional purposes. In such event (1) Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and through the duration of Tenant's occupancy Tenant shall keep said meter and equipment in good working order and repair at Tenant's own cost and expense; (2) Tenant shall pay for water consumed as shown on said meter, as additional rent, and on default in making such payment Landlord may pay such charges and collect the same from Tenant; and (3) Tenant shall pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the Real Property of which they are a part pursuant to any Requirement made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system. The bill rendered by Landlord for the above shall be based upon Tenant's consumption and shall be payable by Tenant as additional rent within ten (10) days after rendition.

      Section 28.7 Landlord reserves the right to stop service of the VAC System or the elevator, electrical, plumbing or other Building Systems when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed (which repairs, additions, alterations, replacements and improvements shall be performed in accordance with Section 4.3 hereof). Subject to Section 14.2 hereof, Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply VAC, elevator, electrical, plumbing or other Building Systems when prevented by Unavoidable Delays or by any Requirement of any Governmental Authority or due to the exercise of its right to stop service as provided in this Article 28. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

      Section 28.8 Landlord shall make available to Tenant the computerized directory in the lobby of the Building for up to fifteen (15) listings. The initial programming shall be without charge to Tenant. From time to time, but not more frequently than once every three (3) months, Landlord shall reprogram the computerized direction to reflect such changes in the listings therein as Tenant shall request, and Tenant promptly after request shall pay to Landlord a reasonable reprogramming charge for each reprogramming Tenant requests. If Landlord replaces the computerized directory with a standard directory, Tenant shall be entitled to Tenant's Share of listings on the directory in the Building.

                                   ARTICLE 29
                               PARTNERSHIP TENANT

      If Tenant is a partnership or a professional corporation (or is comprised of two (2) or more Persons, individually or as co-partners of a partnership or shareholders of a professional corporation) or if Tenant's interest in this Lease shall be assigned to a partnership or a professional corporation (or to two (2) or more Persons, individually or as co-partners of a partnership or shareholders of a professional corporation) pursuant to Article 12 hereof (any such partnership, professional corporation and such Persons are refereed to in this Article 29 as "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (x) any written instrument which may hereafter be executed by Partnership Tenant or any successor entity, changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (y) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant shall admit new partners or shareholders, as the case may be, all of such new partners or shareholders, as the case may be, shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners or shareholders, as the case may be, and upon demand of Landlord, shall cause each such new partner or shareholder, as the case may be, to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner or shareholder, as the case may be, shall assume joint and several liability for the observance and performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner or shareholder, as the case may be, to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (d) of this Article 29).

                                   ARTICLE 30
                              INTENTIONALLY OMITTED

                                   ARTICLE 31
                                    SECURITY

      Tenant shall deposit with Landlord on the signing of this Lease the sum of Seven Thousand Eight Hundred Twenty-Five Dollars ($7,825.00), as security for the faithful performance and observance by Tenant of the terms, covenants, conditions and provisions of this Lease, including, without limitation, the surrender of possession of the Premises to Landlord as herein provided. If an Event of Default shall occur and be continuing, Landlord may apply or retain the whole or any part of the security so deposited, (i) for the payment of any Fixed Rent, Escalation Rent or any other item of Rental as to which Tenant is in default,
(ii) for any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, without limitation, any damage, expense (including, without limitation, attorneys' fees and disbursements) or liability incurred or suffered by Landlord, and (iii) against any damages or deficiency which Landlord may suffer or incur in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Landlord. If Landlord applies or retains any part of the security so deposited, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord. In the event of a sale or leasing of the Real Property or the Building, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security. Tenant shall look solely to the new landlord for the return of the security. The provisions hereof shall apply to every transfer or assignment of the security made to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                   ARTICLE 32
                                    CAPTIONS

      The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                                   ARTICLE 33
                                 PARTIES BOUND

      The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

                                   ARTICLE 34
                                     BROKER

      Each party represents and warrants to the other that it has not dealt with any broker or Person in connection with this Lease other than the Broker. The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any Person (other than Broker) who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Landlord shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by the Broker and any Person who shall claim to have dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. The provisions of this Article 34 shall survive the Expiration Date.

                                   ARTICLE 35
                                   INDEMNITY

      Section 35.1 (A) Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall indemnify and save the Indemnitees harmless from and against (a) all claims of whatever nature against the Indeninitees arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises, (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant's contractors, liceneees, agents, servants, employees, invitees or visitors, and (d) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof but except with respect to claims with respect to bodily injury or death, shall be limited to the extent any insurance proceeds collectible by Landlord under policies owned by Landlord or such injured party with respect to such damage or injury are insufficient to satisfy same. Tenant shall have no liability for any consequential damages suffered either by Landlord or by any party claiming through Landlord.

            (B) Except as otherwise expressly provided in this Lease, Landlord shall indemnify and save Tenant, its shareholders, directors, officers, Partners, employees and agents harmless from and against all claims against Tenant arising from any direct damage to the Premises and any bodily injury to Tenant's employees, agents or invitees resulting from the acts, omissions or negligence of Landlord or its agents. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, but shall be limited to the extent any insurance proceeds collectible by Tenant or such injured party with respect to such damage or injury are insufficient to satisfy same. Landlord shall have no liability for any consequential damages suffered either by Tenant or by any party claiming through Tenant.

      Section 35.2 If any claim, action or proceeding is made or brought against either party, which claim, action or proceeding the other party shall be obligated to indemnify such first party against pursuant to the terms of this Lease, then, upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party's name, if necessary, by such attorneys as the indemnified party shall approve, which approval shall not be unreasonably withheld. Attorneys for the indemnifying party's insurer are hereby deemed approved for purposes of this Section 35.2. The provisions of this Article 35 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 36
                              INTENTIONALLY OMITTED

                                   ARTICLE 37
                                 MISCELLANEOUS

      Section 37.1 This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered a fully executed copy of this Lease to each other.

      Section 37.2 The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder. The partners, shareholders, directors, officers and principals, direct and indirect, of Landlord (collectively, the "Parties") shall not be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Real Property and the current proceeds thereof, and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

      Section 37.3 Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent additional rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

      Section 37.4 Tenant's liability for all items of Rental shall survive the Expiration Date.

      Section 37.5 Tenant hereby waives any claim against Landlord which Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment. In the event of a determination that such consent or approval has been unreasonably withheld or delayed, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval. Tenant's sole remedy for Landlord's unreasonably withholding or delaying consent or approval shall be as provided in this Section 37.5.

      Section 37.6 This Lease contains the entire agreement between the parties and supersedes all prior understandings, if any, with respect thereto. This Lease shall not be modified, changed, or supplemented, except by a written instrument executed by both parties.

      Section 37.7 The terms and provisions of this Lease shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey. Notwithstanding anything to the contrary contained herein, if the Occupancy Date does not occur within twenty-one (21) years after the date hereof, then this Lease shall be rendered void and of no further force or effect.

      Section 37.8 (A) All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, but, in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and

Exhibits hereto, the terms and provisions of this Lease shall control. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. All Article and Section references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Lease.

            (B) If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

                                   ARTICLE 38
                                  RENT CONTROL

      If at the commencement of, or at any time or times during the Term of this Lease, the Rental reserved in this Lease shall not be fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

                                   ARTICLE 39
                                     PARKING

      Section 39.1 On the Commencement Date, Landlord shall make available or cause to be made available to Tenant one (1) parking space which Landlord is entitled to use in the Parking Garage. All parking spaces which are made available to Tenant shall be solely for automobiles. Tenant shall pay, to Landlord, as additional rent, a monthly rental charge equal to One Hundred Fifty Dollars ($150.00) per parking space which is made available to Tenant pursuant hereto. If at any time after the Commencement Date, the prevailing market rate for monthly rental parking spaces shall increase, the monthly rental charge set forth herein shall be increased to the prevailing rate for monthly rental of parking spaces established by Landlord generally for tenants of the Building. At the option of the operator of the Parking Garage, the parking spaces shall be assigned or unassigned.

      Section 39.2 Landlord shall have no responsibility with respect to any matter arising in connection with the furnishing of parking spaces to Tenant and Tenant's employees, including, without limitation, any damage to the automobiles of Tenant and Tenant's employees. Tenant shall have no right to charge any person any fee or other consideration for the use of any of the parking spaces and only those persons designated by Tenant may use the parking spaces.

      Section 39.3 Notwithstanding anything in this Lease or this Article 39 to the contrary, Tenant's obligations under this Lease shall not be in any way affected by Landlord's inability to make available or cause to be made available any or all of the parking spaces to Tenant or Tenant's employees by reason of
(i) Unavoidable Delays with respect to any further construction of, or modification to, the Parking Garage, (ii) damage to the Parking Garage, (iii) subject to the provisions of Section 11.1 hereof, the whole or any part of the Parking Garage being acquired or condemned for any public or quasi-public use or purpose, or (iv) any other reason beyond Landlord's reasonable control.

      IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.


                                        NEWPORT L.G.-I, INC., Landlord


                                        By: /s/ Marshall Roje
                                            Name: Marshall Roje
                                            Authorized Signatory


                                        PENCOM SYSTEMS INCORPORATED,
                                        Tenant


                                        By: /s/ Jonathan Wallace
                                            Jonathan Wallace, Vice President

                                        Fed. Id. No. 13-2742382

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

      I CERTIFY that on May 8, 1996, Jonathan Wallace personally came before me and this person acknowledged under oath, to my satisfaction, that:

      (a) this person signed, sealed and delivered the attached document as President of the corporation named in this document;

      (b) the proper corporate seal was affixed; and

      (c) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.


                             /s/ Maureen Kinald
                             ----------------------------------
                             Name: Maureen Kinald
                             A Notary Public of the State of New York

                                                       MAUREEN KINALD
                                               Notary Public State of New York
                                                       No.01K14974996
                                                 Qualified in Queens County
                                            Commission Expires November 26, 1996

                                   SCHEDULE A
                              RULES AND REGULATIONS

      (If any provision of this Schedule A conflicts with any other provision of the Lease to which this Schedule A is attached, such other provisions of the Lease shall govern)

            1. The sidewalks, driveways, entrances, passages, courts, lobbies, esplanade areas, atrium, plazas, elevators, escalators, stairways, vestibules, corridors, halls and other public portions of the Building ("Public Areas") shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises, and no tenant shall permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Public Areas. No tenant shall invite to, or permit to visit, its premises persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Public Areas. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by any tenant, or the employees, agents, licensees or invitees of any tenant. Landlord reserves the right to control and operate, and to restrict and regulate the use of, the Public Areas and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally, including the right to allocate certain elevators for delivery service, and the right to designate which Building entrances shall be used by persons making deliveries in the Building. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Premises.

            2. No awnings or other projections shall be attached to the outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord. In order that the Building can and will maintain a uniform appearance to those persons outside of the Building, each tenant occupying the perimeter areas of the Building shall (a) use only building standard lighting in areas where lighting is visible from the outside of the Building and (b) use only building standard blinds in window areas which are visible from the outside of the Building.

            3. No sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Premises or the Building or on corridor walls without the prior consent of Landlord. Signs on each entrance door of the Premises shall confirm to building standard signs, samples of which are on display in Landlord's rental office. Such signs shall, at the expense of Tenant, be inscribed, painted or affixed by signmakers approved by Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule. Interior signs, elevator cab designations, if any, and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord, at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Only Tenant named in the Lease shall be entitled to appear on the directory tablet. Additional names may be added in Landlord's sole discretion under such terms and conditions as the Landlord may approve.

            4. Neither the sashes, sash doors, skylights or windows that reflect or admit light and air into the halls, passageways or other public places in the Building nor the heating, ventilating and air conditioning vents and doors shall be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral heating enclosures, Tenant agrees to draw the shades, blinds or other window coverings, as reasonably required because of the position of the sun. Tenant shall have no right to remove or change shades, blinds or other window coverings within the Premises without Landlord's consent.

            5. No showcases or other articles shall be put by Tenant in front of or affixed to any part of the exterior of the Building, nor placed in the Public Areas.

            6. No acids, vapors or other harmful materials shall be discharged, or permitted to be discharged, into the waste lines, vents or flues of the Building. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be thrown or deposited therein. Nothing shall be swept or thrown into the Public Areas or other areas of the Building, or into or upon any heating or ventilating vents or registers or plumbing apparatus in the Building, or upon adjoining buildings or land or the street. The cost of repairing any damage resulting from any misuse of such fixtures, vents, registers and apparatus and the cost of repairing any damage to the Building, or to any facilities of the Building, or to any adjoining building or property, caused by any tenant, or the employees, agents, licensees or invitees of such tenant, shall be paid by such tenant. Any cuspidors or similar containers or receptacles shall be emptied, cared for and cleaned by and at the expense of such tenant.

            7. No tenant shall mark, paint, drill into, or in any way deface, any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of, and as directed by, Landlord. No telephone, telegraph or other wires or instruments shall be introduced into the Building by any tenant except in a manner approved by Landlord. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of its premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of building's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

            8. No bicycles, vehicles, animals (except seeing eye dogs), fish, or birds of any kind shall be brought into, or kept in or about, the Premises.

            9. No noise, including, but not limited to, music, the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted by any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

            10. Nothing shall be done or permitted in the Premises, and nothing shall be brought into, or kept in or about the Premises, which would impair or interfere with any of the Building Equipment or the services of the Building or the proper and economic heating, ventilating, air conditioning, cleaning or other services of the Building or the Premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. No tenant, nor the employees, agents, licensees or invitees of any tenant, shall at any time bring or keep upon its premises any inflammable, combustible or explosive fluid, chemical or substance.

            11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof. Duplicate keys for the Premises and toilet rooms shall be procured only from Landlord, and Landlord may make a reasonable charge therefor. Each tenant shall, upon the expiration or sooner termination of the Lease of which these Rules and Regulations are a part, turn over to Landlord all keys to stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost of replacement locks. Notwithstanding the foregoing, Tenant may, with Landlord's prior consent, install a security system in the Premises which uses master codes or cards instead of keys provided that Tenant shall provide Landlord with the master code or card for such system.

            12. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description shall take place only during such hours and in such elevators as Landlord may from time to time determine, which may involve overtime work for Landlord's employees. Tenant shall reimburse Landlord for extra costs incurred by Landlord including but not limited to the cost of such overtime work. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of the Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule 12 or of Rule 15 hereof.

            13. No tenant shall use or occupy, or permit any portion of its premises to be used or occupied, as an office for a public stenographer or public typist, or for the possession, storage, manufacture or sale of narcotics or dope or as a barber, beauty or manicure shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, classroom, company engaged in the business of renting office or desk space, or for a public finance (personal loan) business, or as a hiring employment agency. No tenant shall engage or pay any employee on its premises, except those actually working for such tenant on its premises, nor advertise for laborers giving an address at the Building. No tenant shall use its premises or any part thereof, or permit the Premises or any part thereof to be used, as a restaurant, shop, booth or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public, or for manufacturing, or for the sale at retail or auction of merchandise, goods or property of any kind.

            14. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in the judgment of Landlord, tends to impair the appearance or reputation of the Building or the desirability of the Building as a building for offices, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

            15. Landlord reserves the right to exclude from the Building all employees of any tenant who do not present a pass to the Building signed by such tenant. Landlord or its agent will furnish passes to persons for whom any tenant requests same in writing. Landlord reserves the right to require all other persons entering the Building to sign a register, to be announced to the tenant such person is visiting, and to be accepted as a visitor by such tenant or to be otherwise properly identified (and, if not so accepted or identified, reserves the right to exclude such persons from the Building) and to require persons leaving the Building to sign a register or to surrender a pass given to such person by the tenant visited. Each tenant shall be responsible for all persons for which it requests any such pass or any person who such tenant so accepts, and such tenant shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, security, reputation or interests of the Building or the tenants of the Building may be denied access to the Building or may be ejected from the Building. In the event of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of tenants and the protection of property in the Building.

            16. All entrance doors in the Premises shall be kept locked by each tenant when its premises are not in use. Entrance doors shall not be left open at any time.

            17. Each tenant shall, at the expense of such tenant, provide light, power and water for the employees of Landlord, and the agents, contractors and employees of Landlord, while doing janitor service or other cleaning in the Premises demised to such tenant and while making repairs or alterations in its premises.

            18. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

            19. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

            20. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

            21. The employees, agents, licensees and invitees of any tenant shall not loiter around the Public Areas or the front, roof or any part of the Building used in common by other occupants of the Building.

            22. There shall not be used in any space, or in the Public Areas, either by any tenant or by others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require. No hand trucks shall be used in passenger elevators.

            23. No tenant shall cause or permit any odors of cooking or other processes, or any unusual or objectionable odors, to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Premises except as is expressly permitted in the Lease of which these Rules and Regulations are a part.

            24. All paneling, doors, trim or other wood products not considered furniture shall be of fire-retardant materials. Before installation of any such materials, certification of the materials' fire-retardant characteristics shall be submitted to and approved by Landlord, and installed in a manner approved by Landlord.

            25. Whenever any tenant shall submit to Landlord any plan, agreement or other document for the consent or approval of Landlord, such tenant shall pay to Landlord, on demand, a processing fee in the amount of the fees for the review thereof, including the service of any architect, engineer or attorney employed by Landlord to review such plan.

            26. Landlord reserves the right to rescind, alter, waive or add, as to one or more or all tenants, any rule or regulation at any time prescribed for the Building when, in the judgment of Landlord, Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration, waiver or addition of any rule or regulation in respect of one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.

            27. Anything to the contrary contained in this Lease notwithstanding, any Improvements to, or visible from, any elevator lobby shall be subject to the prior approval of Landlord.

                                   SCHEDULE B

                         JANITORIAL AND RELATED SERVICES

CONTRACTOR will furnish cleaning services to Park Tower Management as Agent for NEWPORT L.G.-I, INC., hereinafter called the Owner, at 525 Washington Blvd., Jersey City, New Jersey 07310, in accordance with the following terms:

GENERAL

CONTRACTOR shall employ an adequate competent supervisor with proven performance in a building of similar size and operation. References, if requested by Owner, shall be submitted by CONTRACTOR prior to assigning him/her to the building. Furnish proper cleaning materials, implements, machinery and supplies for the performance of all the services required.

CONTRACTOR'S personnel shall be members in good standing of the various Building Services Unions, A.F.L.-C.I.O.

CONTRACTOR'S personnel shall be carefully interviewed, screened, reference checked. They shall be properly uniformed, neat and clean in appearance. CONTRACTOR agrees to give prior written notification and submit for AGENT'S approval, any and all supervisory and/or key personnel changes.

All uniforms shall be furnished by CONTRACTOR in accordance with AGENT'S specifications. Night personnel shall be provided with two changes per week and day personnel shall receive three changes per week.

CONTRACTOR shall have the uniforms laundered, or dry cleaned, regularly and kept in good repair.

CONTRACTOR shall furnish the necessary, appropriate, tested and approved implements, machinery and cleaning supplies for the satisfactory performance of all services, including exchanging light bulbs in atrium/lobby, and other areas of interior and exterior.

      A log book shall be kept in a place on the premises, to be made promptly of any occurrences requiring the attention of the AGENT.

Sufficient space in the building shall be given to CONTRACTOR for:

      1.    Storage of cleaning materials, implements and machinery;

      2. Locker space for CONTRACTOR'S employees, and space for supervisory personnel.

CONTRACTOR shall insure that all of its employees and/or agents shall abide by all safety rules and regulations which may be promulgated from time to time by either party as they pertain to the CONTRACTOR'S operations.

CONTRACTOR'S personnel shall not disturb papers on desks, tables, cabinets.

Inspections shall be made quarterly by a senior officer of CONTRACTOR and reviewed with AGENT'S designate.

CONTRACTOR shall execute Owner's standard form of Hold Harmless and Indemnification Agreement and furnish Public Liability Insurance covering bodily injury and property damage, along with contractual liability insurance with minimum limits, and such other insurance as is customarily required by AGENT, and furnish Workmen's Compensation and Unemployment Insurance as required by law.

CONTRACTOR shall furnish Public Liability and Property Damage insurance covering all of its operations in said building in limits of at least
$1,000,000/$500,000,000 for liability and in limits of at least $1,000,000 for property damage, certificates of which shall be forwarded to the AGENT.

INDEMNITY AND INSURANCE

Contractor agrees to indemnify and save harmless the OWNER and its AGENTS against all loss and expense, by reason of liability imposed by law upon the OWNER or its agent for damages (1) because of bodily injuries, including death at any time resulting therefrom, sustained by any employee of the CONTRACTOR while at the premises where service under this contract is being conducted, or elsewhere, while engaged in the performance of work under this contract, however, such injuries may be caused, including, but not limited to, such injuries as are caused by the sole or concurrent negligence of the OWNER or its Agent, whether attributable to a breach of statutory duty or administrative regulation or otherwise, and such injuries for which liability is imputed to the OWNER or its agent, and (2) because of bodily injuries including death at any time resulting therefrom, sustained by any person, or persons, other than employees of the CONTRACTOR while on or about the premises of AGENT caused by the acts or omissions of CONTRACTOR, or (3) because of injury or destruction of property caused or occasioned directly or indirectly by the CONTRACTOR, or its servants, agents or employees. The CONTRACTOR agrees to defend promptly and diligently, at its sole cost and expense, any claim, action or preceding brought against the OWNER and/or agent or against the OWNER and agent and the CONTRACTOR jointly or severally (a) arising out of or based upon by law, regulation, requirement, contact or award relating to the hours of employment, working conditions and/or wages or compensations of any such employees. It is expressly understood and agreed that the foregoing provisions shall survive the termination of the Agreement.

The CONTRACTOR shall maintain Workmen's Compensation Insurance covering employees as required by law. The CONTRACTOR shall also maintain Contractual Liability Insurance to insure the indemnifying portions of this contract, such insurance to include both Bodily Injury Liability and Property Damage Liability. Before commencing the work, the CONTRACTOR shall furnish a certificate from its insurance carrier showing that it has complied with the foregoing provisions of this article, and providing that the said insurance policies will not be changed or cancelled during their term until after at least ten (10) days prior notice by registered mail to the OWNER and AGENT.

CONTRACTOR shall pay payroll and other taxes levied against payrolls by city, state and federal agencies.

CONTRACTOR shall comply with all union requirements and make proper payments to union pension and welfare funds as prescribed in union contracts.

CONTRACTOR shall make reasonable and prompt restitution, by cash, replacement or repairs, subject to the approval of the AGENT for any damage for which the contractor is liable.

CONTRACTOR shall purchase the necessary time clocks and lockers for all its personnel.

Upon completion of the work, all lights shall be extinguished, all windows closed, all office doors closed and entrance doors locked, Venetian blinds shall be lowered and tiled to keep out the sun, all slop sinks, locker areas, etc., shall be cleaned thoroughly and cleaning equipment stored in a proper location. All tenant spaces will be locked during cleaning operation and work will be performed behind locked doors.

AREAS TO BE COVERED

CONTRACTOR shall perform the following throughout the entire premises, including all office space, first floor and above, entrance lobby, sidewalks, all basement areas, tenant areas (including all levels below first floor, if applicable), public halls and/or building corridors, stairways, loading freight area, fire towers, lavatories, passageways, and elevator cabs, and shall render normal cleaning of tenant internal lunch areas, if applicable, and include planters located in interior public areas whether artificial or natural. Service utility and mechanical areas shall be covered as required and at the direction of the Building Manager. Where terms "as needed" or "as necessary" are used, the agent shall be the sole judge.

GENERAL CLEANING

Nightly

Nightly services shall be rendered five (5) nights each week, Monday through Friday, excluding only such holidays upon which the building is closed, OWNER being the sole judge.

Sweep floors as needed to maintain in clean condition throughout the building, including tenant spaces, entrance foyers and vestibules and all public areas, including building corridors, all stone, ceramic tile, marble, terrazzo, asphalt tile, linoleum, rubber, vinyl and other type of flooring to insure dust-free floors with special attention to hard-to-reach areas.

Carpet sweep nightly and vacuum weekly all carpeted areas and rugs, moving light furniture other than desks, file cabinets, etc. Spot clean for spillage.

Empty and clean all wastepaper baskets and disposal receptacles, wash ash trays, sanitary cans, wastepaper towel cans and any other receptacles. Damp dust as necessary. Install liners, if provided by tenant.

Empty and clean all cigarette urns and ashtrays. Replace sand or water in cigarette urns. Material to be furnished by CONTRACTOR.

Collect and remove daily from building, wastepaper, cardboard boxes (which CONTRACTOR will flatten) waste materials and all rubbish from normal operation of building at CONTRACTOR'S expense. Waste and/or rubbish bags shall be furnished by CONTRACTOR. AGENT shall have the right to approve trash removal containers and janitorial carts.

Move and dust under all desk equipment, ash trays, telephones and other similar equipment, replacing and dusting said equipment. Papers and documents will not be moved.

Sweep building stairways, wash as necessary. Vacuum carpeted inter-connecting tenant stairways, dust handrails, balustrades and stringers as necessary. Wash inter-connecting tenant stairways nightly.

Dust and wipe clean all furniture, fixtures, shelving, desk equipment, telephones, cabinets, window sills, door casings, blackboards and clean all furniture with impregnated cloths, as needed.

Dust and clean all chair rails, panelling, trim, door and other architectural louvers, lattices and ornamental work, grilles, pictures, vinyl or fabric of chairs and settees, ventilating louvers, charts and baseboards.

Vacuum ceilings, as necessary to remove all dust around and on grilles.

Remove all finger marks, smudges, scuff marks, gum or foreign matter from glass directory boards, metal partitions and other marks from walls, window sill frames and other similar surfaces, and glass table cabinets, as necessary.

Clean and remove fingermarks and smudges from glass entry doors and side panels.

Scour, wash and clean all water fountains and coolers, emptying waste water, as needed.

Wash window sills and remove all ink stains and smudges, as necessary.

Keep locker and slop sink rooms in clean and orderly condition.

Dust and wash all closet and coat room shelving, coat racks and flooring.

Wipe clean all brass, stainless steel, metal and other brightwork.

Wipe clean all metal door knobs, kick plates, directional signs, door saddles and all metals.

Nightly cleaning operations will be scheduled to commence after 5:30 p.m. insofar as practical and possible.

CONTRACTOR agrees to perform all cleaning services as may be necessary by tenant traffic and building use on holidays at an additional charge.

Lights shall be used only in areas where cleaning operations are being performed and then turned off upon completion.

Lavatories & Rest Rooms

Sweep scrub and/or wash and dry all flooring with approved germicidal detergent solution to remove all spills, smears, scuff marks and foot tracks throughout.

Wash and polish all mirrors, powder shelves, brightwork, enamel surfaces including flushometers, piping, toilet seat hinges and all metal.

CONTRACTOR shall use only non-abrasive material to avoid damage and deterioration to chrome fixtures.

Scour, wash and disinfect all basins, bowls and urinals with approved germicidal detergent solution, including tile walls near urinals.

Wash both sides of all toilet seats with approved germicidal detergent solution.

Disinfect and damp wipe all partitions, enamel surfaces, tile walls, dispensers, door and receptacles. Remove graffiti on sight, if unable to remove, tenant will be notified immediately.

Empty and clean paper towel and sanitary disposal receptacles.

Remove wastepaper and refuse, including soiled sanitary napkins, to a designated area in the premises and dispose of same at CONTRACTOR'S expense. All wastepaper receptacles to be thoroughly cleaned and washed.

If applicable, wash and wax all resilient tile floors in toilet powder rooms, or vacuum if carpeted. Spot-clean and shampoo, as needed.

Fill and maintain mechanical operations of all toilet tissue holders, soap dispensers, towel dispensers and sanitary napkin vending dispensers. Materials, as approved by AGENT, to be furnished by CONTRACTOR. The filling of such receptacles to be in such quantity as to last the entire business day wherever possible and refilled daily as set forth in other parts of this specification.

Remove stains as necessary, clean underside of rims of urinals and bowls.
Wash down ceilings (including washable acoustical tile) and walls in washrooms and stalls from ceiling to floor as often as necessary, but at least once every thirty (30) days. Scrub floors as needed, but not less than once a month.

It is the intention to keep lavatories thoroughly clean and not to use a disinfectant to mask odors. If disinfectants are necessary, an odorless disinfectant shall be used.

CONTRACTOR shall use only non-abrasive material to avoid damage and deterioration to chrome fixtures.

Entrance Vestibules, Main Lobby, Public Areas, Sidewalks & Elevator Lobbies - Nightly

It is the intent of this agreement and CONTRACTOR agrees to keep entrance ways, outer vestibules and lobby properly maintained, clean and presentable at all times, commensurate with first-class office buildings.

Sweep and wash flooring. Clean and buff all surfaces of resilient tile to maintain a highly clean and polished surface at all times. Strip and renew as needed.

All carpeted corridors to be vacuumed nightly and as needed daily, spot cleaned and/or shampooed as required.

Dust public corridors and walls.

Sweep, vacuum, spot clean and shampoo all weather mats, if carpeted. Scrub and clean all weather mats, if rubber.

Clean all cigarette urns and replace sand or water, as necessary. Material to be furnished by CONTRACTOR.

Maintain floors in elevator cabs as needed and clean thoroughly. If carpeted, remove soluble spots which safely respond to standard spotting procedure without risk of injury to color or fabric. Cabs to be vacuumed and shampooed, as required.

If there are resilient tile floors in elevator cabs, wash, buff wax and polish nightly. Strip and rewax, as necessary.

Wash flooring, including mats, of main floor area.

Pick up and put out rain mats, when necessary, making sure they are clean at all times.

Clean entrance floor glass.

Dust and rub down elevator doors, mail depository and walls, metal work and saddles in elevator cabs. All elevator corridors, car door tracks and thresholds and saddles are to be cleaned and polished to remove all stains, dirt, paper clips, cigarette butts and all debris.

Maintain metal work throughout, including elevator cabs, by cleaning as necessary.

Clean exterior of mail chute, mail depository, lobby directories and director's panel station, including glass, if applicable.

Vacuum sidewalks with powered equipment daily. Clean curb area 18" into street.

Clean telephone booths and storage rooms.

Treat and polish wood and synthetic panelling in the elevator cabs as necessary.

PERIODIC CLEANING

Lavatories & Rest Rooms

Machine scrub floor as necessary, with approved germicidal detergent solution.

Scrub, wash and polish all partitions, tile walls and enamel surfaces from ceiling to floor as necessary, but not less than once every month, using proper disinfectant.

Wash all lighting fixtures as necessary (but not less than once a year).

Do all high dusting approximately once a month.

Wash all painted wall surfaces as needed, but not less than once every two (2) months.

Clean and disinfect all equipment drains. No acid permitted unless instructed by AGENT.

Wash all ceilings including washable acoustical tile, as necessary.

Vacuum ceilings, as needed.

Clean urinals and bowls with scale-solvent as needed, but not less than once a week.

Entrance Lobby/Public Areas/Elevator Landings/Sidewalks

Machine scrub flooring and seal, as necessary (but not less than once a month).

Clean lights, globes, diffusers and fixtures as often as necessary and keep light fixtures properly lamped, as required. Lamps supplied by CONTRACTOR.

Dust down entrance, elevator, public corridor, lobby and stairway walls, floor to ceiling, as necessary, but not less than once per month.

Shampoo carpets in elevator cabs, including spare carpets if made available for replacement, as needed. Shampoo lobby and corridor carpet, as needed. Remove as necessary soluble spots which safely respond to standard spotting procedure without risk of injury to color or fabric.

High Dusting - Office Area

Do all high dusting every three months, unless otherwise specified, including the following:

Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning. Damp dust, as required.

Vacuum and/or dust all vertical surfaces such as walls, partitions, doors, bucks and ventilating louvers, grilles, high moldings and other surfaces not reached in nightly cleaning.

Dust all overhead pipes, sprinklers, ventilating and air-conditioning louvers, ducts, high molding and other areas not reached in nightly cleaning.

Dust all window frames.

Dust all lighting fixtures.

Vacuum and dust ceiling tiles around ventilators.

MISCELLANEOUS - OFFICE AREAS & BUILDING CORRIDORS AND BATHROOMS
(To be performed as needed, but not less than once each week unless otherwise specified)

Sweep all building stairways, dust rails and fire equipment monthly and mop monthly.

Wipe clean all aluminum, chrome, stainless steel, brass and other metal work, including trim and hardware, as necessary.

Elevator, stairways, office and utility doors on all floors to be checked for general cleanliness, as necessary, removing finger prints, smudges and other marks. Clean exterior of all building elevator doors, as necessary.

If carpeted, remove spots and thoroughly clean all carpets in public corridors as needed. Public corridors and lobbies will be placed on a shampoo schedule to be kept on file in building office.

In addition to daily maintenance, steel wool, dry buff or damp mop or wet mop and wax, as needed, removing all ground in heel marks scuffs and gum, any asphalt, rubber, linoleum and vinyl flooring throughout public corridors.

Clean all vacant areas, at least once per month.

Clean glass entrance doors, as needed.

Clean all Venetian blinds throughout the building at least once a year.

Once a week, dust and wash all door louvers and other ventilating louvers within reach.

Wash and remove all finger marks, ink stains, smudges, scuff marks and other marks from metal partitions, sills, all vertical surfaces (doors, walls, window sills) including elevator doors and other surfaces, as necessary. All marble walls, elevator, stairway, office and utility doors to be washed as necessary using clear water or approved cleanser.

Wash and clean electrical fixtures, all baseboards walls and any other fixtures or fittings in public corridors, as necessary.

Vacuum, clean and polish car and corridor saddles of elevator doors on all floors, as needed.

Clean interior and exterior of mail depository as required, making arrangements with postal authorities for interior cleaning.

DAY SERVICE

Day services shall be rendered five (5) days each week, Monday through Friday, excluding only such holidays upon which the building is closed.

CONTRACTOR agrees to furnish sufficient day porters, one of whom shall be a working supervisor, to perform the following duties and any additional duties which may be directed by the AGENT.

A Porter shall be assigned to premises on Saturday while the building is open.

CONTRACTOR also agrees to provide sufficient porter for tenant work, which in no way will delete from building staff, unless approved by AGENT.

Duties of Day Porters and Day Matron

A sufficient porter staff shall be assigned to perform the following services and any additional chores as directed by building management:

Police lobby area and sidewalk, picking up all foreign matter on sight.

Operate service elevator, as directed.

Police and maintain elevator cabs, including floors, as required. If carpeted floors in elevators, cabs are to be vacuumed at least twice a day and spots are to be removed, as required. If floors are of a resilient tile, clean, buff and wax as required.

Police all lavatories a minimum of twice a day, morning and afternoon. Wipe clean all sinks, glass, and powder shelves.

Check and fill, as necessary, in all lavatories, toilet tissue, soap, towel and sanitary dispensers; materials to be furnished by CONTRACTOR. Monies from same collected by CONTRACTOR.

Clean basement, including all levels below first floor, corridors and utility areas. Police employee's locker rooms so they are kept in a clean condition at all times.

Sweep, vacuum, remove gum and hose building entrance sidewalks and all sidewalk areas daily before 8:00 a.m. All equipment, including vacuum and washing equipment to clean sidewalks, shall be provided by CONTRACTOR and such equipment to be of a type and manufacturer as approved by the AGENT.

Set out weather mats in inclement weather and keep in clean condition.

Police roof and set backs daily.  Clean as necessary.

Keep entrance door glass and frames in clean condition.

Clean and polish standpipes and sprinkler siamese connections, as necessary. Wipe down outside tenant signage daily.

Properly maintain exterior of the building at ground level, including all metal work and signs, and store fronts, if required to be maintained by AGENT.

All planted areas shall be policed and debris removed.

Loading dock and truck area shall be cleaned daily and scrubbed as needed.

Sweep and dust stairways and fire tower. Dust handrails, firehose cabinets and extinguishers, newels and stair stringers. Wash stairs, as necessary. Report any discrepancies to building office.

All public areas, including building entrance and sidewalks, are to be kept clean, clear and free from snow. Snow will be removed daily and before 8:00 a.m. Urea or similar material will be used instead of rock-salt. Materials to be supplied by CONTRACTOR at no cost to AGENT.

All materials and equipment, including snow removal equipment, to be furnished by CONTRACTOR and such equipment to be of a type and manufacture as approved by AGENT.

As directed by AGENT, equipment rooms, fan rooms and other utility rooms, shall be swept and damp mopped regularly.

WINDOW CLEANING - General

Window cleaning contractor shall log in and out with the Building before any services are performed.

Any materials used for the washing of windows or metal surfaces shall be approved by the AGENT.

CONTRACTOR shall provide adequate protection to the exterior of the building, during window washing operation.

An additional interior cleaning prior to move-in of new tenants, shall be provided for by the CONTRACTOR upon instructions from the AGENT at no charge.

Wash and clean all windows, four (4) times a year, inside and outside, including all adjacent metal surfaces, which shall be wiped clean during the window cleaning operation including grade level windows where applicable, as determined by the AGENT. Wipe all interior metal window frames, mullions, terrace doors, if any, and other unpainted interior metal surfaces of the perimeter walls of the buildings at the same time that the interior of the windows are washed.

Building entrance doors and director glass shall be cleaned daily and kept in clean condition at all times during the day. All lobby exterior glass shall be washed and cleaned once a week and all lobby interior glass, once a month.

Mail chute glass shall be kept in a clean condition at all times.

CONTRACTOR shall provide all labor, materials, tools, equipment and perform all operations necessary to carry out the apparent intent thereof, for the window washing operation. CONTRACTOR further agrees to maintain all such equipment provided at its sole cost and expense including the building supplied scaffold.

INITIAL CLEANING

In addition to all other services specified herein. Prior to tenant occupancy, the CONTRACTOR, shall, at no additional cost to AGENT, render a thorough initial cleaning of all newly rented space.

This includes dusting, sweeping, polishing of interior metal window frames, sills and mullion, window washing, cleaning and vacuuming of perimeter H.V.A.C. metal enclosures including the removal of all debris, so that the premises shall be in clean and proper condition. The CONTRACTOR shall also provide complete floor maintenance and initial waxing prior to move-in of all new tenants at no charge to AGENT or tenant.

PEST CONTROL

The CONTRACTOR shall render pest control services throughout the basement and first floor premises once each month. Public areas above the first floor shall be serviced monthly. Services shall be performed by thoroughly trained operators, licensed, if required. Evidence of such service call shall be presented to AGENT.

Special emergency calls shall be made on request at no additional charge. Service shall be rendered at such hours as will not interfere with normal business.

FREIGHT ELEVATOR

      A. Service elevator shall be operated by porter/operator, as directed by AGENT.

      B. All personnel provided by CONTRACTOR shall be adequately trained and supervised to perform any duties assigned. All personnel are subject to approval by AGENT.

LAMPING

The CONTRACTOR agrees at its cost to furnish and install replacement electric light bulbs, tubes, ballasts and starters as required for public interior and exterior building areas, including fan and mechanical equipment room. Work shall be performed by thoroughly trained and qualified personnel who shall be members of union having jurisdiction.

SPECIAL SERVICES

It is agreed that CONTRACTOR may perform special additional services to tenants in the building from time to time. Such special day or night services shall be billed directly to the tenants.

SCHEDULE

Each month CONTRACTOR is to supply AGENT a schedule of periodic cleaning items to be completed for the coming month giving exact dates corridor floors are to be waxed or carpets cleaned, rest rooms scrubbed, windows washed, drapes cleaned and any other major item to be done. In the event work is not done at time scheduled, AGENT is to be informed by the following work day and given a date when work will be completed.

CONTRACTOR agrees to give AGENT full credit for vacant space and space not cleaned. The credit for vacant space shall be in accordance with a formula to be developed and accepted by the parties. CONTRACTOR shall submit unit cost of cleaning windows not cleaned because of inclement weather or otherwise. Formulas for vacant space and window cleaning to be separately designated on CONTRACTOR'S proposal.

Specify staff intended to be used to comply with this specification.

                                   SCHEDULE C

                               VAC SPECIFICATIONS

      The VAC System shall be capable of maintaining 72 degrees Fahrenheit (no humidity control) when outdoor conditions are 6 degrees Fahrenheit. The VAC System shall be capable of maintaining 75 degrees Fahrenheit (average temperature throughout the Building) when outdoor conditions are 95 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb. The VAC System is designed based upon (i) occupancy rate of one (1) person per net usable 100 square feet, (ii) four (4) watts per net usable square foot, (iii) .15 cfm per net usable square foot, and (iv) insulated glass windows with venetian blinds drawn.

                                   SCHEDULE D

                                 LANDLORD'S WORK

                             [LETTERHEAD OF DESCON]

April 16, 1996

Mr. Alan Grossman
The Georgetown Company
667 Madison Avenue
New York, N.Y. 10021

Re:   Pencom
      Newport Tower - 16th Floor Area "A"

Dear Alan:

As per attached sketch #SP-1 dated 4/2/96 the following is the scope of work required for the above project:

I.    Construction

      a.    Erect new partition to subdivide room #1607 into (2) offices.
      b. Install new door, frame and hardware in new office to match existing.

II.   Electrical

      a.    Install new switch in new office and recircuit lights as required.
      b.    Install throughout space as shown a total of:

            (5)   duplex electrical outlets.
            (5)   voice/data outlets.

III.  Finishes

      a.    Paint throughout to match existing.
      b. Existing carpet, base, wallcovering and VCT to remain; clean as required.

Please contact me if you have any questions.

Sincerely,

DESCON INTERIORS INCORPORATED

/s/Alan Richman
Alan Richman
Project Director
AR/rr

cc:   Holly Gallagher

(Pen NT 1)

descon interiors incorporated/149 madison avenue/new york, new york 10016/
(212)532 6753

                                  [FLOOR PLAN]

                                    EXHIBIT A

                                   FLOOR PLAN

                                [16TH FLOOR PLAN]


              Newport Office Tower
              Jersey City, New Jersey

                                    EXHIBIT B

                                    THE SITE

                                     Layout

                                  [SITE PLAN]

                                    NEWPORT

                                    EXHIBIT C

                               THE PARKING GARAGE

                                     Layout

                                   [SITE PLAN]

                                    NEWPORT